UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

________________________

SCHEDULE 14A

________________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

________________________

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FIESTA RESTAURANT GROUP, INC.

(Name of Registrant as Specified in its Charter)

___________________________________________________________

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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2018

Annual Meeting of Shareholders

Notice and Proxy Statement

May 2, 2018

9:00 A.M. (EST)

Marriott Hotel, 255 Biscayne Boulevard Way
Miami, Florida 33131

Chairman’s Letter

Fellow Shareholders:

We are pleased to present you with the 2018 Proxy Statement of Fiesta Restaurant Group, Inc. (“Fiesta”) and cordially invite you to attend Fiesta’s 2018 annual meeting of shareholders, which will be held at 9:00 a.m., local time, on Wednesday, May 2, 2018 at the Marriott Hotel, 255 Biscayne Boulevard Way, Miami, Florida 33131.

2017 was a year of significant change for Fiesta. In February, we announced several leadership changes, including my appointment as Chairman of the Board and the appointment of our new Chief Executive Officer, Richard Stockinger (“Rich”), who is an experienced operator with a strong track record of successfully revitalizing restaurant companies. Within two months of his appointment, Rich, the Board and the rest of the management team worked together to establish a Strategic Renewal Plan and announced initial steps of this plan to drive long-term value creation. Priority initiatives include:

1.       Revitalizing our Brands in Core Markets

2.       Improving Capital Management and Financial Discipline

3.       Establishing Platforms for Long-Term Growth

4.       Optimizing our Restaurant Footprint

Over the remainder of the year, and while working through the impact and delays of two major hurricanes, Rich and the management team have been executing against this plan, which is their #1 priority. We still have much work to do but we are encouraged by the progress that has been made and are optimistic that successful execution of the Strategic Renewal Plan will drive substantial long-term shareholder value creation.

Shareholder Engagement: During 2017, independent members of our Board of Directors and members of our management team engaged with shareholders representing more than 85% of our investor base. The input received continues to be incorporated into our board’s deliberations and decisions, and we took several actions that were informed, in part, by the feedback we received. Key actions include:

•         Corporate Governance: After being spun-off from our former parent company, we are entering our 6th year as an independent publicly traded company. In line with shareholder feedback and our evolution as a company, we are submitting at this annual meeting, and recommending that shareholders vote for, a proposal to approve an amendment to Fiesta’s Restated Certificate of Incorporation to declassify our board of directors and provide that all directors will be elected on an annual basis beginning at our 2019 annual meeting.

•         Board Refreshment: We have an active board refreshment program. Over the past year, we have welcomed two new independent directors to our board, in addition to our Chief Executive Officer. Our board also recently adopted a mandatory retirement policy, which provides that a person is not eligible for election as a director if he or she is older than 75 years of age. Our board members, including our two new independent board members and our Chief Executive Officer, bring significant restaurant and retail industry operating experience.

We appreciate the willingness of our shareholders to engage with us on these matters. We look forward to continuing to evolve our board, governance, compensation and sustainability practices as part of the overall revitalization of Fiesta.

Sincerely,

Stacey Rauch

Chairman of the Board

Fiesta Restaurant Group, Inc.

FIESTA RESTAURANT GROUP, INC.
14800 Landmark Boulevard, Suite 500

Dallas, Texas 75254

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You are invited to attend the 2018 Annual Meeting of Shareholders, which we refer to as the “2018 Annual Meeting”, of FIESTA RESTAURANT GROUP, INC., a Delaware corporation, which we refer to as “we”, “us”, “our”, the “Company”, “Fiesta Restaurant Group”, and “Fiesta”.

Date and Time:

Wednesday, May 2, 2018, at 9:00 A.M. (EST)

Place:

Marriott Hotel

255 Biscayne Boulevard Way

Miami, Florida 33131

Record Date:

March 9, 2018

Notice and Voting:

Only shareholders of record as of the record date are entitled to receive notice of, and to vote at, the 2018 Annual Meeting, and at any adjournment or postponement thereof. You are entitled to one vote per proposal for each share of common stock held by you.

To Fiesta Restaurant Group Shareholders:

At the meeting, shareholders will be asked to consider and vote upon the following proposals:

(1)      To elect two directors of the Company as Class III directors to serve until their successors have been duly elected and qualified;

(2)      To adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;

(3)      To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders;

(4)      To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2018 fiscal year; and

(5)      To consider and act upon such other matters as may properly come before the 2018 Annual Meeting.

A list of our shareholders as of the close of business on March 9, 2018 will be available for inspection during business hours for ten days prior to the 2018 Annual Meeting at our principal executive offices located at 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254.

If you are a shareholder of record, the inspector of election will have your name on a list and you will be able to gain entry to the meeting upon presentation of some form of government-issued photo identification such as a driver’s license, state-issued ID card or passport. If you are not a shareholder of record, but hold shares through a broker, trustee or nominee, you must provide proof of beneficial ownership as of the record date, such as an account statement or similar evidence of ownership, along with a form of photo identification referred to above. If you do not comply with the procedures outlined above, you will not be admitted to the meeting.

We are taking advantage of the Securities and Exchange Commission rule that allows us to deliver our proxy materials (which include the Proxy Statement included with this notice, our 2018 annual report and form of proxy card) to shareholders via the Internet. As a result, our shareholders will receive a mailing containing only a notice of the meeting instead of paper copies of our proxy materials.

Your vote is important. Whether or not you plan to attend the meeting, please review our proxy materials and request a proxy card to sign, date and return or submit your proxy by telephone or through the Internet. If you attend the meeting in person, you may, if you desire, revoke your proxy and choose to vote in person even if you had previously sent in your proxy card or voted by telephone or the Internet.

Very truly yours,

Maria C. Mayer
Senior Vice President, General Counsel & Secretary

Miami, Florida

March 23, 2018

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING TO BE HELD ON May 2, 2018: THE PROXY STATEMENT FOR THE 2018 ANNUAL MEETING AND OUR 2017 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

The approximate date on which the “Important Notice Regarding the Availability of Proxy Materials” was first sent or given to shareholders was on or about March 23, 2018.

EXECUTIVE SUMMARY

2018 Annual Meeting Information

Date	Time	Place	Record Date
Wednesday, May 2, 2018	9:00 A.M. (EST)	Marriott Hotel, 255 Biscayne Boulevard Way Miami, Florida 33131	March 9, 2018

For additional information about our Annual Meeting, see the section titled “Questions and Answers About the 2018 Annual Meeting.”

Matters to be Voted On at Our 2018 Annual Meeting

BALLOT ITEMS	BOARD RECOMMENDATION	PAGE
Proposal 1. Election of two directors of the Company as Class III directors to serve until their successors have been duly elected and qualified	FOR each director	6
Proposal 2. Adoption, on an advisory basis, of a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”	FOR	53
Proposal 3. Approval of an amendment to the Company’s Restated Certificate of Incorporation, as amended, to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of shareholders	FOR	54
Proposal 4. Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2018 fiscal year	FOR	56
Proposal 5. To consider and act upon such other matters as may properly come before the 2018 Annual Meeting

How to Cast Your Vote

Shareholders of record can vote by any of the following methods:

In person, at the 2018 Annual Meeting. If you attend the 2018 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2018 Annual Meeting.

Via telephone by calling 1-800-690-6903.
Via Internet by visiting www.proxyvote.com.
Via mail (if you received your proxy materials by mail), you can vote by marking, dating, signing and returning the proxy card in the postage-paid envelope

•         If you hold your shares beneficially in “street name” through a broker, bank or other nominee, you may be able to complete your proxy and authorize your vote by proxy, by telephone or the Internet as well as by mail. You must follow the instructions provided by your broker or other nominee to vote your shares.

•         If you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares will not be voted with respect to Proposals 1, 2, and 3 as we do not believe such proposals qualify for discretionary voting treatment by a broker.

•         If you are a beneficial owner holding your shares in “street name” and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of common stock will not be voted with respect to any proposal for which the shareholder of record does not have “discretionary” authority to vote.

Overview of Fiesta Restaurant Group

Overview of Fiesta and Strategic Renewal Plan

Fiesta Restaurant Group operates and franchises two restaurant brands, Pollo Tropical® and Taco Cabana®, which have almost 30 and 40 years, respectively, of operating history and loyal customer bases. The brands specialize in the operation of fast-casual, ethnic restaurants that offer distinct and unique Caribbean and Mexican inspired flavors with broad appeal at a compelling value. Our Pollo Tropical restaurants feature citrus marinated, fire-grilled chicken and other freshly prepared tropical inspired menu items, while our Taco Cabana restaurants specialize in Mexican inspired food made fresh by hand. We believe that both brands offer distinct and unique flavors with broad appeal at a compelling value, which differentiates them in the competitive fast-casual and quick-service restaurant segments.

In April 2017, we announced a Strategic Renewal Plan (the “Renewal Plan”) to drive long term shareholder value creation. The Renewal Plan was based on our comprehensive review of all aspects of our business to improve the guest experience and drive our results. The Renewal Plan was designed to significantly improve our long-term business model, consisting of the following:

1)       Revitalizing restaurant performance in core markets;

2)       Managing capital and financial discipline;

3)       Establishing platforms for long term growth; and

4)       Optimizing each brands’ restaurant portfolio.

As part of the Renewal Plan, we relaunched the Pollo Tropical brand in October 2017 and intend to relaunch the Taco Cabana brand in mid-2018. Additional changes to senior management continued over the course of the year as we built a team that will help ensure the successful implementation of the Renewal Plan. The implementation of the Renewal Plan negatively impacted our revenue and profitability during 2017, but we believe this multi-year transformation has positioned us well for the future.

Performance Highlights

2017 Company Performance Highlights
Financial Highlights

•         Total revenues decreased 6.0% to $669.1 million, driven primarily by a decrease in comparable restaurant sales partially attributable to Hurricanes Harvey and Irma (the “Hurricanes”), permanent closure of a total of 56 underperforming restaurants closed in late 2016 and in 2017 as a result of our portfolio optimization analysis and planned reduction in advertising while we implemented initiatives related to the Renewal Plan

• Comparable restaurant sales, which we refer to below as “SRS” decreased 6.9% in 2017 on a consolidated basis
• Comparable restaurant sales at Pollo Tropical and Taco Cabana decreased 6.5% and 7.3%, respectively

•         Adjusted EBITDA for Pollo Tropical restaurants decreased to $50.9 million in 2017 from $58.3 million in 2016 due primarily to the impact of lower comparable restaurant sales including the impact of the Hurricanes, and higher operating expenses related to the Renewal Plan, partially offset by the impact of closing unprofitable restaurants. Adjusted EBITDA for Taco Cabana restaurants decreased to $16.5 million in 2017 from $38.3 million in 2016 due primarily to the impact of lower comparable restaurant sales including the impact of Hurricane Harvey and higher operating expenses related to the Renewal Plan. Adjusted EBITDA is defined in Note 11 to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

Business Highlights
• Nine Company-owned Pollo Tropical and six Company-owned Taco Cabana restaurants were opened
• Nine Company-owned Pollo Tropical restaurants were reimaged
• Rationalized our restaurant portfolio with the closure of a number of unprofitable restaurants
• Conducted extensive research, including validation of strengths and opportunities of our brands
• Comprehensively improved recipes and food quality with higher quality, fresh ingredients and added new menu items
• Put in place multiple operational initiatives to deliver high quality execution with consistency
• Implemented new creative advertising and social media campaigns and promotional strategies
• Began upgrading restaurant facilities to enhance atmosphere and appearance and to ensure consistent execution, cleanliness and safety
• Began developing digital capabilities that will include refining delivery, catering, mobile apps, online ordering and new loyalty platforms for implementation in 2018

Corporate Governance Highlights

Fiesta is committed to effective corporate governance. The following highlights of our governance program provide our highly qualified and experienced Board the structure necessary to provide oversight, advice and counsel to our Company. See the section titled “Corporate Governance” for additional information.

Corporate Governance Highlights
• Board Declassification (2018 proposal)
• Mandatory Director Retirement Age (adopted in 2018)
• Independent Chair
• Highly Independent Board
• Majority Voting in Uncontested Elections
• Board Refreshment — 3 New Directors in 2017

Shareholder Engagement Overview

The Company’s board of directors, Compensation Committee, and management value the opinions of our shareholders. We are committed to being transparent with shareholders on all topics, including our business strategy, governance and compensation programs, and responsive to shareholder feedback provided. During 2017, we engaged with shareholders representing more than 85% of our investor base.

As a result of these conversations, the board of directors has put forth a proposal at this 2018 Annual Meeting to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to declassify its board of directors and provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders, and the board has recommended that shareholders vote in favor of it.

Based on feedback received during these meetings, as well as historical voting outcomes, we believe our shareholders are generally supportive of the Company’s governance and compensation programs. Nevertheless, we believe these conversations with shareholders are invaluable and will continue to seek shareholder input on similar topics when making future board decisions.

Board Declassification

After considering the advantages and disadvantages of declassification, including through dialogue with our shareholders, the Board determined it is in the best interests of the Company and its shareholders to declassify the Board. The Board believes this change is appropriate given the preferences of our shareholders and our current position as a maturing public company. If approved at the annual meeting, the Board will be fully declassified by the 2019 Annual Meeting of Shareholders.

Majority Voting

In response to strong shareholder support, in 2017, our Board, with the approval of our shareholders, adopted a majority vote standard in uncontested director elections. This enhancement to our governance program is effective for the 2018 Annual Meeting and we believe this feature will provide shareholders with a more meaningful role in the outcome of uncontested director elections and encourage increased director accountability and oversight.

Board Refreshment

We have an active board refreshment program. Over the past year, we have welcomed two new independent directors to our board, in addition to our Chief Executive Officer. Our board also recently adopted a mandatory retirement policy, which provides that a person is not eligible for election as a director if he or she is older than 75 years of age. Our board members, including our two new independent board members and our Chief Executive Officer, bring significant restaurant and retail industry operating experience.

BOARD STRUCTURE	COMMITTEES AND ATTENDANCE	SHAREHOLDER ENGAGEMENT	RECENT CORPORATE GOVERNANCE ENHANCEMENTS
• Independent Chairman of the Board • Following the 2018 annual meeting, 7 of the 8 Directors on our Board will be independent • Independent Directors meet in executive sessions	• Independent Audit, Compensation, Finance and Corporate Governance and Nominating Committees • All Directors attended 100% of the Board and their respective committee meetings

•    During 2017, reached out to shareholders representing over 85% of shares outstanding

•    Board’s actions responsive to shareholder feedback received; resulting in changes to Fiesta’s corporate governance program

• Board declassification (proposal in 2018 to be fully declassified in 2019) • Adopted mandatory retirement policy • Adopted majority voting for uncontested director elections • Board refreshment

Community Social Impact

We are committed to being a deeply responsible company in the communities where we do business. Our focus is on serving high quality food to our guests and contributing positively to the communities where our restaurants are located. This is integral to our business strategy. Some of our recent initiatives include:

•         Introducing “No Antibiotics Ever” chicken at our Pollo Tropical restaurants in early 2018, which will provide our guests with higher quality food containing more natural ingredients;

•         Actively working to procure more earth-friendly serving and packaging materials for our products in all of our restaurants;

•         Beginning a program to actively recruit military veterans to work at our restaurants;

•         Providing thousands of hot meals to first responders, victims, elderly residents and others in Texas and in Florida in need during the aftermath of the Hurricanes;

•         Providing hundreds of hot meals to local police, FBI, first responders and local residents in need after the Parkland, Florida school shooting tragedy; and

•         Assisting, through our non-profit Fiesta Family Foundation, many of our employees who have personally suffered losses as a result of the Hurricanes or other hardships.

As a result of these initiatives, we believe we deliver benefits to our stakeholders, including employees, business partners, customers, suppliers, stockholders, community members and others.

FIESTA RESTAURANT GROUP, INC.

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING	2
PROPOSAL 1
ELECTION OF DIRECTORS	6
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	19
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	21
CORPORATE GOVERNANCE	22
EXECUTIVE COMPENSATION	23
REPORT OF THE COMPENSATION COMMITTEE	32
SUMMARY COMPENSATION TABLE	33
GRANTS OF PLAN-BASED AWARDS	39
OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END	40
OPTIONS EXERCISED AND STOCK VESTED	41
NONQUALIFIED DEFERRED COMPENSATION	41
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-OF-CONTROL	42
DIRECTOR COMPENSATION	50
PROPOSAL 2
ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”	53
PROPOSAL 3
APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO DECLASSIFY OUR BOARD OF DIRECTORS AND TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS BEGINNING WITH THE 2019 ANNUAL MEETING OF SHAREHOLDERS	54
PROPOSAL 4
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	56
ANNUAL MEETING PROCEDURES	57
OTHER INFORMATION	60
AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED	62

i

FIESTA RESTAURANT GROUP, INC.
14800 Landmark Boulevard, Suite 500
Dallas, Texas 75254

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PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS
May 2, 2018

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This Proxy Statement is furnished in connection with the solicitation of proxies by the board of directors of FIESTA RESTAURANT GROUP, INC., a Delaware corporation, to be used at the Annual Meeting of Shareholders, which we refer to as the “2018 Annual Meeting” or the “meeting”, of the Company which will be held at the Marriott Hotel, 255 Biscayne Boulevard Way, Miami, Florida 33131 on Wednesday, May 2, 2018, at 9:00 A.M. (EST), and at any adjournment or adjournments thereof. Only shareholders of record at the close of business on March 9, 2018, which we refer to as the “record date”, will be entitled to vote at the 2018 Annual Meeting. The approximate date on which the “Important Notice Regarding the Availability or Proxy Materials” was first sent or given to shareholders was on or about March 23, 2018.

Holders of our common stock at the close of business on March 9, 2018 will be entitled to vote at the 2018 Annual Meeting. As of March 9, 2018, 27,252,894 shares of our common stock, $0.01 par value per share, were outstanding and each entitled to one vote. Shareholders are entitled to one vote for each share of common stock held. A majority, or 13,626,448 of these shares, present in person or represented by proxy at the 2018 Annual Meeting, will constitute a quorum for the transaction of business.

This Proxy Statement and our 2017 Annual Report are also available at www.proxyvote.com.

All references in this Proxy Statement to “Fiesta Restaurant Group”, the “Company”, “we”, “us” and “our” refer to Fiesta Restaurant Group, Inc. References to the “board of directors” or “board” refer to the board of directors of Fiesta Restaurant Group.

QUESTIONS AND ANSWERS ABOUT THE 2018 ANNUAL MEETING

Why did I receive an “Important Notice Regarding the Availability of Proxy Materials”?

Pursuant to the “notice and access” rules adopted by the Securities and Exchange Commission, which we refer to as the “SEC”, instead of mailing a printed proxy card or printed materials, we have elected to provide access to our proxy materials (which include this Proxy Statement, our 2017 annual report and form of proxy card) via the Internet. A Notice of Internet Availability of Proxy Materials, which we refer to as the “notice” will be mailed to our shareholders of record and beneficial owners (shareholders who own their stock through a nominee such as a bank or broker). The document will instruct shareholders on how to access the proxy materials on a secure website referred to in the notice or how to request printed copies.

In addition, by following the instructions in the notice, shareholders may request to receive proxy materials in printed form by mail or electronically by e-mail on an ongoing basis. Choosing to receive your future proxy materials by e-mail will save us the cost of printing and mailing documents to you. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting site. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

What are the proposals that will be voted at the meeting?

At the 2018 Annual Meeting, the Company asks you to vote on five proposals:

Proposal 1: to elect two directors of the Company as Class III directors to serve until his successor has been duly elected and qualified;

Proposal 2: to adopt, on an advisory basis, a non-binding resolution approving the compensation of the Company’s Named Executive Officers, as described in the Proxy Statement under “Executive Compensation”;

Proposal 3: to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders;

Proposal 4: to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2018 fiscal year; and

Proposal 5: to consider and act upon such other matters as may properly come before the 2018 Annual Meeting.

The board may also ask you to participate in the transaction of any other business that is properly be brought before the 2018 Annual Meeting in accordance with the provisions of our Restated Certificate of Incorporation, as amended, which we refer to as the “Restated Certificate of Incorporation” and Amended and Restated Bylaws, as amended, which we refer to as the “Bylaws”.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING
FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 AND
FOR PROPOSALS 2, 3 AND 4.

When will the 2018 Annual Meeting be held?

The 2018 Annual Meeting is scheduled to be held at 9:00 A.M. (EST), on Wednesday, May 2, 2018, at the Marriott Hotel, 255 Biscayne Boulevard Way, Miami, Florida 33131.

Who is soliciting my vote?

In this Proxy Statement, the board is soliciting your vote.

How does the board recommend that I vote?

The board unanimously recommends that you vote by proxy using the proxy card with respect to the proposals, as follows:

•         FOR the election of the two named director nominees as Class III directors;

•         FOR on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation”;

•         FOR the approval of an amendment to our Restated Certificate of Incorporation, as amended, to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders; and

•         FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2018 fiscal year.

Why is the board recommending FOR Proposals 1, 2, 3 and 4?

We describe all proposals and the board’s reasons for supporting Proposals 1, 2, 3 and 4 in detail beginning at page 6 of this Proxy Statement.

Who can vote?

Holders of our common stock at the close of business on March 9, 2018, the record date, may vote at the 2018 Annual Meeting.

As of March 9, 2018, there were 27,252,894 shares of our common stock outstanding, each entitled to one vote.

How do I vote if I am a record holder?

You can vote by attending the 2018 Annual Meeting and voting in person, or you can vote by proxy. If you are the record holder of your stock, you can vote in the following four ways:

•         By Internet: You may vote by submitting a proxy over the Internet. Please refer to the notice, proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.

•         By Telephone: Shareholders located in the United States may vote by submitting a proxy by telephone by calling the toll-free telephone number on the notice, proxy card or voting instruction form and following the instructions.

•         By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

•         In Person at the 2018 Annual Meeting: If you attend the 2018 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2018 Annual Meeting. You are encouraged to submit your proxy in advance over the Internet, by telephone or by mail regardless of whether or not you plan to attend the 2018 Annual Meeting.

How do I vote if my common shares are held in “street name”?

If you hold your shares beneficially in street name through a nominee (such as a bank or broker), you may be able to complete your proxy and authorize your vote by proxy by telephone or the Internet as well as by mail. You should follow the instructions you receive from your nominee to vote these shares.

If you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares will not be voted with respect to Proposals 1, 2, 3, and 5 as we do not believe such proposals qualify for discretionary voting treatment by a broker. We therefore encourage you to provide voting instructions on a proxy card or a provided voting instruction form to the bank, broker, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

How many votes do I have?

Shareholders are entitled to one vote per proposal for each share of common stock held.

How will my shares of common stock be voted?

The shares of common stock represented by proxies will be voted in accordance with the directions you make thereon at the 2018 Annual Meeting, but if no direction is given and you do not revoke your proxy, your proxy will be voted: FOR the election of the two named director nominees as Class III directors (Proposal 1); FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation,” (Proposal 2); FOR the approval of an amendment to our Restated Certificate of Incorporation, as amended, to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders (Proposal 3); and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2018 fiscal year (Proposal 4).

What vote is required with respect to the proposals?

Proposals 1, 2, 4 and 5 will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy. A shareholder over the Internet, by telephone, or by mail can vote “FOR,” “AGAINST”

or “ABSTAIN” on these proposals. Each of Proposals 1, 2, 4 and 5 will pass if the total votes cast “for” a given proposal exceed the total number of votes cast “against” and “abstain” on such given proposal.

Proposal 3 will be decided by the affirmative vote of 66 2/3% of the outstanding shares of our common stock.

What is the effect of abstentions and broker non-votes on voting?

Abstentions and broker “non-votes” are included in the determination of the number of shares present at the 2018 Annual Meeting for quorum purposes. Abstentions count as a vote against the proposals. Broker “non-votes” are not counted in the tabulations of the votes cast or present at the 2018 Annual Meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. We anticipate that only Proposal 4 presented at the 2018 Annual Meeting will allow nominees to exercise discretionary voting power.

What happens if Proposal 3, which would declassify our board of directors and provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders, receives a majority of the votes present in person or represented by proxy but not a vote of 66 2/3% of the outstanding shares of our common stock?

Our Restated Certificate of Incorporation, as amended, contains provisions which divide our board of directors into three classes of directors, with the classes as nearly equal in number as possible, each serving three-year terms. In order to declassify our board of directors and provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders, an amendment to the Restated Certificate of Incorporation, as amended, is required and such amendment requires the vote of 66 2/3% of the outstanding shares of our common stock. If this threshold is not met, then the amendment to the Restated Certificate of Incorporation, as amended, will not be adopted and our Board will remain classified with each class of directors continuing to serve a three-year term.

If I have already voted by proxy against the proposals, can I still change my mind?

Yes. To change your vote by proxy, simply sign, date and return the proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the notice, proxy card or voting instruction form. We strongly urge you to vote by proxy FOR Proposals 1, 2, 3 and 4. Only your latest dated proxy will count at the 2018 Annual Meeting.

Will my shares be voted if I do nothing?

If your shares of our common stock are registered in your name, you must sign and return a proxy card, vote over the Internet or by telephone or attend the 2018 Annual Meeting and vote in person in order for your shares to be voted.

If your shares of common stock are held in “street name,” that is, held for your account by a broker, bank or other nominee, and you do not instruct your broker or other nominee how to vote your shares, then, because Proposals 1, 2, 3 and 5 are “non-routine matters,” your broker or other nominee would not have discretionary authority to vote your shares on such proposals. If your shares of our common stock are held in “street name,” your broker, bank or nominee has enclosed a proxy card or voting instruction form with this Proxy Statement. We strongly encourage you to authorize your broker or other nominee to vote your shares by following the instructions provided on the proxy card or voting instruction form.

Please return your proxy card or voting instruction form to your broker or other nominee by proxy, simply sign, date and return the enclosed proxy card or voting instruction form in the accompanying postage-paid envelope, or vote by proxy by telephone or via the Internet in accordance with the instructions in the proxy card or voting instruction form. Please contact the person responsible for your account to ensure that a proxy card or voting instruction form is voted on your behalf.

We strongly urge you to vote by proxy FOR Proposals 1, 2, 3 and 4 by proxy over the Internet using the Internet address on the notice or proxy card, by telephone using the toll-free number on the notice or proxy card or by signing, dating and returning a proxy card by mail. If your shares are held in “street name,” you should follow the instructions on your proxy card or voting instruction form provided by your broker or other nominee and provide specific instructions to your broker or other nominee to vote as described above.

What constitutes a quorum?

A majority of the outstanding shares of common stock, present in person or represented by proxy, will constitute a quorum for the transaction of business at the 2018 Annual Meeting. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the 2018 Annual Meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.

Whom should I call if I have questions about the 2018 Annual Meeting?

If you have any questions or you need additional copies of the proxy materials, please contact Maria C. Mayer, Senior Vice President, General Counsel & Secretary by mail at 7255 Corporate Center Drive, Suite C, Miami, Florida 33126 or by telephone at (305) 670-7696.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING TO BE HELD ON May 2, 2018: THE PROXY STATEMENT FOR THE 2018 ANNUAL MEETING AND OUR 2017 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is currently divided into three classes of directors, with the classes as nearly equal in number as possible, each serving staggered three-year terms as described below.

The terms of office of our Class I, Class II, and Class III directors are:

•         Class I directors, whose term will expire at the 2019 Annual Meeting of Shareholders and when their successors are duly elected and qualified;

•         Class II directors, whose term will expire at this 2020 Annual Meeting of Shareholders and when their successors are duly elected and qualified; and

•         Class III directors whose term will expire at the 2018 Annual Meeting of Shareholders and when their successors are duly elected and qualified.

Our Class I directors are Stacey Rauch, Paul E. Twohig and Nicholas P. Shepherd; our Class II directors are Brian P. Friedman, Stephen P. Elker and Barry J. Alperin; and our Class III directors are Nicholas Daraviras, Jack A. Smith and Richard C. Stockinger.

Our board of directors is subject to a Mandatory Retirement Policy which provides that (i) effective February 6, 2018, any person (including any currently serving members of our board) shall not be eligible for election as a director of the board if such person is older than 75 years of age, which we refer to as the “Mandatory Retirement Age”. Mr. Smith has reached Mandatory Retirement Age under our Mandatory Retirement Policy and therefore is not eligible to stand for re-election as a Class III director to our board of directors at the 2018 Annual Meeting and Mr. Smith’s term will end at the 2018 Annual Meeting. Effective immediately after the conclusion of the 2018 Annual Meeting, the number of directors on our board of directors will be reduced from nine to eight.

Two directors will be elected at the 2018 Annual Meeting.

At the 2018 Annual Meeting, shareholders are also being asked to vote on a proposal (Proposal 3) to amend the Company’s Restated Certificate of Incorporation, as amended, to declassify the board of directors and provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders (the “Declassification Amendment”). If the Declassification Amendment is approved by shareholders, the two Class III directors who will be elected at the 2018 Annual Meeting will serve for a one year term ending at the 2019 Annual Meeting of Shareholders and all of our directors will then stand for election for a one-year term at the 2019 Annual Meeting of Shareholders. If Proposal 3 is not approved, (i) our board will remain divided into three classes and directors will continue to be elected and serve for three-year terms and (ii) the two directors that will be elected at the 2018 Annual Meeting as Class III directors of the Company will serve for a term of three years expiring at the Annual Meeting of Shareholders to be held in 2021 and until their successors shall have been elected and qualified. For more information about the Declassification Amendment, please see “Proposal 3: Approval of an Amendment to the Company’s Restated Certificate of Incorporation, as amended, to declassify our board of directors and to provide for the annual election of all directors beginning at the 2019 Annual Meeting of Shareholders.”

The election of a director requires the affirmative vote of a majority of the shares of common stock voting with respect to such nominee (excluding abstentions and non-votes). Each proxy received will be voted FOR the election of the two directors named below unless otherwise specified in the proxy.

At this time, our board of directors knows of no reason why the Company’s two nominees would be unable to serve. There are no arrangements or understandings between any nominee and any other person pursuant to which such person was selected as a nominee.

Our Corporate Governance and Nominating Committee has reviewed the qualifications of the two Class III director nominees and has recommended the election of the two directors recommended by the board.

Director Nominees’ Principal Occupations, Business Experience, Qualifications and Directorships

Name of Nominee	Committee Membership	Principal Occupation	Age	Director Since
Nicholas Daraviras	Corporate Governance and Nominating, Finance	Managing Director of Leucadia National Corporation; Director of Fiesta Restaurant Group	44	2011
Richard C. Stockinger	None	Chief Executive Officer, President and Director of Fiesta Restaurant Group	59	2017

Nicholas Daraviras Director since 2011 Age: 44

Mr. Daraviras brings significant experience with the strategic, financial and operational issues of retail companies in connection with his service on the boards of a number of his firm’s portfolio companies over time.

Committee Membership:	Biography:

• Corporate Governance and Nominating • Finance

Nicholas Daraviras has served as a director of Fiesta Restaurant Group since April 2011. Mr. Daraviras has been a Managing Director of Leucadia National Corporation (“Leucadia”) since 2014. Mr. Daraviras has served as Vice President, Acquisitions of Landcadia Holdings, Inc. since May 2016. From 1996 through 2014, Mr. Daraviras was employed with Jefferies Capital Partners LLC (“Jefferies Capital Partners”) or its predecessors. He also served on the boards of Edgen Group Inc., a global distributor of specialty steel products, or its predecessors from February 2005 until 2013, and Carrols Restaurant Group from 2009 until 2013. Mr. Daraviras served on the Compensation Committee of Carrols Restaurant Group, Inc. as well as the Compensation, Corporate Governance, and Nominating Committees of Edgen Group Inc. He also serves on several boards of directors of private portfolio companies of Leucadia.

Richard C. Stockinger Director since 2017 Age: 59

Mr. Stockinger, as Chief Executive Officer and President of Fiesta Restaurant Group, and with over three decades of experience as a senior executive officer and as a director of several restaurant companies, brings significant leadership, management, operational, financial, marketing, franchising, brand management and public company board experience to the Board. In particular, Mr. Stockinger brings valuable experience in successful strategic turnarounds and shareholder value creation.

Biography:

Richard “Rich” Stockinger has served as a director of Fiesta Restaurant Group since April 2017, and has been Chief Executive Officer and President of Fiesta Restaurant Group since February 2017. Previously, he served as President and Chief Executive Officer of Benihana, Inc. (“Benihana”) from 2009 until 2014, as a member of the Board of Directors of Benihana from 2008 until 2014, as a member of the Audit Committee of Benihana from 2008 until 2009, and as Chairman of the Board of Directors of Benihana from 2010 until 2012. Mr. Stockinger has significant experience in successful strategic turnarounds and shareholder value creation. During his tenure as President and CEO of Benihana, the stock of Benihana rose from $1.88 per share to $16.30 per share over a period of three years. Prior to joining Benihana, Mr. Stockinger spent more than two decades at The Patina Restaurant Group, LLC in New York and its predecessor, Restaurant Associates, Inc. (“RA”), during which time he served in various senior executive capacities, including as President from 2003 until 2008 and as a director from 1998 until 2006. In addition to his roles at Patina and RA, Mr. Stockinger was involved in the turnaround of several other successful restaurant companies including Au Bon Pain, California Pizza Kitchen, Acapulco Restaurants, El Torito Restaurants, Smith & Wollensky and Chevy’s. Most recently, Mr. Stockinger served as a consultant to Bruckmann, Rosser, Sherrill & Co., a private equity firm, from 2014 until 2017, and Not Your Average Joes, a private restaurant company where Mr. Stockinger also serves as a member of its board of directors.

Your board unanimously recommends a vote FOR the election of our two named Class III nominees to your board of directors, Nicholas Daraviras and Richard C. Stockinger. Proxies received in response to this solicitation will be voted FOR the election of the two named Class III nominees to our board of directors unless otherwise specified in the proxy.

Principal Occupation, Business Experience, Qualifications and Directorships of Other Members of the Board of Directors

The following table sets forth information with respect to each of the other members of the board of directors whose term extends beyond the 2018 Annual Meeting, including the Class of such director and the year in which each such director’s term will expire. Jack A. Smith reached the Mandatory Retirement Age under our Mandatory Retirement Policy and therefore is not eligible to stand for re-election to our board of directors.

Name of Director	Committee Membership	Age	Director Since	Year Term Expires
Stacey Rauch	Compensation, Corporate Governance and Nominating (Chair)	60	2012	2019 Class I
Nicholas P. Shepherd	Corporate Governance and Nominating and Finance	59	2017	2019 Class I
Paul E. Twohig	Compensation (Chair), Audit	64	2017	2019 Class I
Barry J. Alperin	Audit, Finance (Chair)	77	2012	2020 Class II
Stephen P. Elker	Audit (Chair), Corporate Governance and Nominating	66	2012	2020 Class II
Brian P. Friedman	Compensation	62	2011	2020 Class II

Stacey Rauch (Chair) Director since 2012 Age: 60

With her public company board experience and distinguished career working with retailers, wholesalers and manufacturers during her 24 years at McKinsey & Company, Inc., Ms. Rauch brings to our board substantial expertise in business strategy, marketing, merchandising and operations in the retail industry.

Committee Membership:	Biography:
• Compensation • Corporate Governance and Nominating (Chair)

Stacey Rauch has served as the non-executive Chairman of the board of directors of Fiesta Restaurant Group since February 2017 and as a director of Fiesta Restaurant Group since 2012. Ms. Rauch is a Director (Senior Partner) Emeritus of McKinsey & Company, Inc. from which she retired in September 2010. Ms. Rauch was a leader in McKinsey’s Retail and Consumer Goods Practices, served as the head of the North American Retail and Apparel Practice, and acted as the Global Retail Practice Convener. A 24 year veteran of McKinsey, Ms. Rauch led engagements for a wide range of retailers, apparel wholesalers, and consumer goods manufacturers in the United States and internationally. Her areas of expertise include strategy, organization, marketing, merchandising, omni-channel management, global expansion, and retail store operations. Ms. Rauch was a co-founder of McKinsey’s New Jersey office, and was the first woman at McKinsey appointed as an industry practice leader. Ms. Rauch is also a non-Executive director of Land Securities, PLC, the UK’s largest commercial property company, where she sits on its Audit and Nomination Committees and the Ascena Retail Group, Inc., a leading national women’s and girls’ specialty apparel retailer, where she sits on the Audit Committee. Previously, Ms. Rauch served on the board of directors of CEB, Inc, a leading member-based advisory company, Ann, Inc., a women’s specialty apparel retailer and, Tops Holding Corporation, the parent company of Tops Markets LLC, a US grocery retailer. Prior to joining McKinsey, Ms. Rauch spent five years in product management for the General Foods Corporation.

Nicholas P. Shepherd Director since 2017 Age: 59

Mr. Shepherd, as former President and Chief Executive Officer of TGI Friday’s, Inc., brings significant leadership, management, operational, financial, marketing, franchising, brand management and public company board experience to the Board.

Committee Membership:	Biography:
• Corporate Governance and Nominating • Finance

Nicholas P. Shepherd has served as a director of Fiesta Restaurant Group since April 2017. Mr. Shepherd served as Chief Executive Officer and President of TGI Friday’s, Inc. (formerly known as Carlson Restaurants Worldwide Inc.) from 2009 until 2015. From 2008 until 2009, Mr. Shepherd served as Chief Executive Officer and Chairman of the Board of Directors of Sagittarius Brands, Inc., a private restaurant holding company, which owned and operated the Del Taco and Captain D’s restaurant brands. From 1995 until 2007, Mr. Shepherd served in several capacities at Blockbuster, Inc., including serving as Chief Operating Officer during 2007, President of Blockbuster North American from 2004 to 2007, Executive Vice President and Chief Marketing and Merchandising Officer from 2001 until 2004, Senior Vice President International from 1998 until 2001 and Vice President and General Manager from 1995 until 1999. Mr. Shepherd currently serves on the Board of Directors and as Chairman of the Nominating & Corporate Governance Committee of Spirit Realty Capital, Inc., a publicly traded real estate investment trust.

Paul E. Twohig Director since 2017 Age: 64

With over 30 years of experience in the restaurant industry, Mr. Twohig brings to our board of directors significant leadership, management, operational, financial, marketing and franchising experience.

Committee Membership:	Biography:
• Audit • Compensation (Chair)

Paul E. Twohig has served as a director of Fiesta Restaurant Group since February 2017. Mr. Twohig is a global retail and food service senior executive with demonstrated success leading some of the world’s most prominent brands. In July 2017, Mr. Twohig was appointed as the Chief Operating Officer of MOD Super Fast Pizza Holdings, LLC (“MOD Pizza”). From 2009 until 2017, Mr. Twohig served as President of Dunkin Donuts, U.S. and Canada. He was a member of the senior executive team that completed Dunkin Donuts’ initial public offering in 2011. Previously, Mr. Twohig held several senior executive roles with Starbucks Corporation, including Vice President and General Manager, U.K., and Senior Vice President, Eastern Division. Additionally, Mr. Twohig served as Chief Operating Officer and Executive Vice President at Panera Bread Company. His governance experience includes serving as a member of the Board of Directors for Dentistry for Children from 2011 to 2014, and for Solantic Urgent Care, Inc. from 2007 to 2011.

Barry J. Alperin Director since 2012 Age: 77

Having served as both an executive within the retail industry and an attorney, Mr. Alperin possesses deep financial, operational, legal and management skills. Additionally, his service on the boards of several public companies allows him to bring significant corporate governance and leadership experience to our board of directors.

Committee Membership:	Biography:
• Audit • Finance (Chair)

Barry J. Alperin has served as a director of Fiesta Restaurant Group since July 2012. Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. (“Hasbro”) from 1990 through 1995, as Co-Chief Operating Officer of Hasbro from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro from 1985 through 1989. He was a director of Hasbro from 1985 through 1996. Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters. Mr. Alperin currently serves as a director of Henry Schein, Inc. (and is Chairman of its Compensation Committee and a member of its Audit Committee and its Nominating and Governance Committee) and is a director of a privately held marine construction corporation, Weeks Marine, Inc. Since November 2013, Mr. Alperin has served as a director of Jefferies Group LLC (a wholly-owned subsidiary of Leucadia) and serves on its Audit, Compensation, and Governance Committees. He serves as a trustee and member of the Executive Committee of The Caramoor Center for Music and the Arts, President Emeritus and a Life Trustee of The Jewish Museum in New York City and is a past President of the New York Chapter of the American Jewish Committee where he also served as Chairman of the Audit Committee of the national organization. Mr. Alperin also formerly served as Chairman of the Board of Advisors of the Tucker Foundation at Dartmouth College, was President of the Board of the Stanley Isaacs Neighborhood Center in New York City, was a trustee of the Hasbro Children’s Foundation, was President of the Toy Industry Association and was a member of the Columbia University Medical School Health Sciences Advisory Council.

Stephen P. Elker Director since 2012 Age: 66

Mr. Elker, with over 36 years of experience with KPMG LLP, brings to our board of directors extensive knowledge of accounting and tax practices that strengthens our board of directors’ collective knowledge, capabilities and experience.

Committee Membership:	Biography:
• Audit (Chair) • Corporate Governance and Nominating

Stephen P. Elker has served as a director of Fiesta Restaurant Group since May 7, 2012. Until 2009, Mr. Elker spent over 36 years with KPMG LLP, the U.S. member firm of KPMG International, beginning in its Washington D.C. office, and then with offices in Rochester, New York and Orlando, Florida. In 1999, Mr. Elker was appointed as managing partner of the Orlando office and served as partner in charge of the Florida business tax practice from 2001 to 2009. Mr. Elker also served as a member of the Nominating Committee and Strategy Committee of KPMG. During his career with KPMG, Mr. Elker led engagements for several hospitality and retail clients including large, multi-unit restaurant companies. Mr. Elker is a certified public accountant and recently served as an independent director and Chairman of the Audit Committee of CNL Growth Properties, Inc., a public, non-traded real estate investment trust. Mr. Elker also serves on the board of directors of other privately held companies in the finance and payments industries.

Brian P. Friedman Director since 2011 Age: 62

Having an extensive career in the legal, investment banking, investment and management fields, Mr. Friedman brings to our board of directors significant experience related to the business and financial issues facing public corporations and businesses generally. In addition, through Mr. Friedman’s service on the boards of a number of his firm’s portfolio companies over time, he combines significant executive experience with his knowledge of the strategic, financial and operational issues of restaurant companies.

Committee Membership:	Biography:
• Compensation

Brian P. Friedman has served as a director of Fiesta Restaurant Group since April 2011. Mr. Friedman has been the President and a director of Leucadia National Corporation (which owns 3,270,578 shares or 12.0% of our common stock as of March 9, 2018) since March 1, 2013, a director and executive officer of Jefferies Group LLC since July 2005, Chairman of the Executive Committee of Jefferies LLC since 2002, and President of Jefferies Capital Partners and its predecessors since 1997. Mr. Friedman was previously employed by Furman Selz LLC and its successors, including serving as Head of Investment Banking and a member of its Management and Operating Committees. Prior to his 17 years with Furman Selz and its successors, Mr. Friedman was an attorney with the law firm of Wachtell Lipton Rosen & Katz. Mr. Friedman serves on boards of directors/managers of Leucadia’s and Jefferies Capital Partners’ private subsidiaries and investee companies. Mr. Friedman has also served on the board of HomeFed Corporation (majority-owned by Leucadia) since April 2014.

Board Skills Assessment

The Board Skills assessment below illustrates the key skills that our board has identified as particularly valuable to the effective oversight of the Company and our strategy. This highlights the depth and breadth of skills possessed by current directors.

Information Regarding Executive Officers

Name of Officer	Age	Position
Richard Stockinger	59	Chief Executive Officer and President
Lynn S. Schweinfurth	50	Senior Vice President, Chief Financial Officer and Treasurer
Danny K. Meisenheimer	58	Senior Vice President, Chief Operating Officer and President of Pollo Tropical
Maria C. Mayer	49	Senior Vice President, General Counsel and Secretary
Anthony Dinkins	51	Senior Vice President of Human Resources
Charles Locke	50	President of Taco Cabana

Richard C. Stockinger Age: 59	Biography:

Chief Executive Officer and President	For biographical information regarding Richard C. Stockinger, please see page 7 of this Proxy Statement.

Lynn S. Schweinfurth Age: 50	Biography:

Senior Vice President, Chief Financial Officer and Treasurer

Lynn S. Schweinfurth has been Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group since 2012 and was appointed Senior Vice President in February 2015. From 2010 to 2012, Ms. Schweinfurth served as Vice President of Finance and Treasurer of Winn-Dixie Stores, Inc. Ms. Schweinfurth was Chief Financial Officer of Lone Star Steakhouse and Texas Land & Cattle from 2009 to 2010. She was Vice President, Finance, at Brinker International, Inc. from 2004 to 2009.

Danny K. Meisenheimer Age: 58	Biography:

Senior Vice President, Chief Operating Officer, President of Pollo Tropical

Danny K. Meisenheimer has served as Fiesta Restaurant Group’s Senior Vice President and Chief Operating Officer since February 2017, President of Pollo Tropical since October 16, 2017 and formerly served as our Interim Chief Executive Officer and President from September 2016 until February 2017. Mr. Meisenheimer has also served as Pollo Tropical’s Vice President and Chief Operating Officer from February 2013 until September 2016, the Interim Chief Operating Officer from September 2012 until February 2013 and as Chief Brand Officer from April 2012 until September 2012. Mr. Meisenheimer was Chief Operating Officer at Souper Salad, Inc. from 2010 until 2012 and Chief Brand Officer at Souper Salad, Inc. from 2008 until 2010. Mr. Meisenheimer was Vice President, Brand Management at Pizza Inn, Inc. from 2005 until 2008.

Maria C. Mayer Age: 49	Biography:

Senior Vice President, General Counsel and Secretary

Maria C. Mayer has served as Senior Vice President, General Counsel and Secretary of Fiesta Restaurant Group since November 2017. From February 2016 to November 2017, Ms. Mayer served as general counsel of AMG and Widex USA Inc., U.S. subsidiaries of Widex A/S, one of the world’s largest hearing aid manufacturers. From 2007 to 2016, Ms. Mayer served as Senior Corporate Counsel for Carlton Fields, P.A. Ms. Mayer has also served in various roles at several national law firms, including at Hughes Hubbard & Reed LLP (from 1997 to 2007) and Popham Haik Schnobrich & Kaufman, Ltd. (from 1995 to 1997).

Anthony Dinkins Age: 51	Biography:

Senior Vice President of Human Resources

Anthony Dinkins has served as Senior Vice President of Human Resources of Fiesta Restaurant Group since September 2017. From May 2015 to June 2017, Mr. Dinkins served as Senior Vice President of Human Resources at Cable & Wireless Communications (“C&W”). Prior to joining C&W, Mr. Dinkins held a number of senior human resources positions for well-known companies such as Carnival Corporation from 2012 to 2015, Citrix Systems, Inc. from 2006 to 2012, Avaya and Lucent Technologies, Inc. from 1996 to 2006.

Charles Locke Age: 50	Biography:

President of Taco Cabana

Charles Locke has served as President of Taco Cabana since October 2017. From August 2008 to October 2017, Mr. Locke served as Chief Operating Officer of Anthony’s Coal Fired Pizza. From 2003 to 2008, Mr. Locke served as an area developer for Family Sports Concepts, Inc. and grew its Beef O’Brady’s sports-themed concept through franchisees. Mr. Locke started his career at S&A Restaurant Group serving in various leadership roles in connection with its Bennigan’s restaurant brand.

Information Regarding the Board of Directors and Committees

Director Attendance

During the fiscal year ended December 31, 2017, our board of directors met or acted by unanimous consent on 12 occasions. During the fiscal year ended December 31, 2017, each of the directors who were on the board attended 100% of the aggregate number of meetings of the board of directors and of any committees of the board of directors on which they served. We do not have a policy on attendance by directors at our Annual Meeting of Shareholders. All of our directors attended our 2017 Annual Meeting of Shareholders.

Independence of Directors

As required by the listing standards of NASDAQ, a majority of the members of our board of directors must qualify as “independent,” as affirmatively determined by our board of directors. Our board of directors determines director independence based on an analysis of such listing standards and all relevant securities and other laws and regulations regarding the definition of “independent.”

Consistent with these considerations, after review of all relevant transactions and relationships between each director, any of his or her family members, and us, our executive officers and our independent registered public accounting firm, the board of directors has affirmatively determined that, other than Mr. Stockinger, all of the members of our board of directors are independent pursuant to NASDAQ.

Committees of the Board

The standing committees of our board of directors consist of an Audit Committee, a Compensation Committee, a Corporate Governance and Nominating Committee, and a Finance Committee. Our board of directors may also establish from time to time any other committees that it deems necessary or advisable.

Audit Committee	Members: Elker, Twohig, Smith+, and Alperin
Chair:	Key Responsibilities:
Stephen P. Elker (Financial
Expert)	• Reviews our annual and interim financial statements and reports to be filed with the SEC;
• Monitors our financial reporting process and internal control system;
• Appoints and replaces our independent outside auditors from time to time, determines their compensation and other terms of engagement and oversees their work;
• Oversees the performance of our internal audit function;
• Conducts a review of all related party transactions for potential conflicts of interest and approves all such related party transactions;

• Establishes procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

• Oversees our compliance with legal, ethical and regulatory matters.

____________

+        Denotes director not nominated for election at the 2018 Annual Meeting

All of the current members of the Audit Committee satisfy the independence requirements of Rule 10A-3 of the Exchange Act and Rule 5605 of the NASDAQ listing standards. Each member of our Audit Committee is financially literate. In addition, Mr. Elker serves as our Audit Committee “financial expert” within the meaning of Item 407 of Regulation S-K of the Securities Act and has the financial sophistication required under the NASDAQ listing standards.

The Audit Committee has the sole and direct responsibility for appointing, evaluating and retaining our independent registered public accounting firm and for overseeing their work. All audit services to be provided to us and all permissible non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm are approved in advance by our Audit Committee. During the fiscal year ended December 31, 2017, the Audit Committee met or acted by unanimous consent on four occasions. The Audit Committee has adopted a formal written Audit Committee charter that complies with the requirements of the Exchange Act and the NASDAQ listing standards. A copy of the Audit Committee charter is available on the investor relations section of our website at www.frgi.com.

Audit Committee Report

The Company’s management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls and disclosure controls and procedures. The independent registered public accounting firm audits the Company’s financial statements and expresses an opinion on the financial statements based on their audit. The Audit Committee oversees on behalf of the board (i) the accounting, financial reporting, and internal control processes of the Company, and (ii) the audits of the financial statements and internal controls of the Company. The Audit Committee operates under a written charter adopted by the board.

The Audit Committee reviews and approves the internal audit plan once a year and receives periodic updates of internal audit activity in meetings held at least quarterly throughout the year. Updates include discussions of audit project results, as well as quarterly assessments of internal controls.

The Audit Committee has met and held discussions with management and Deloitte & Touche LLP (“Deloitte”), the Company’s independent registered public accounting firm. Management represented to the Audit Committee that the Company’s financial statements for the year ended December 31, 2017 were prepared in accordance with generally accepted accounting principles. The Audit Committee reviewed discussed the financial statements with both management and Deloitte. The Audit Committee also discussed with Deloitte the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board (PCAOB). The Audit Committee also reviewed and discussed with Deloitte the firm’s independence from the Company and management, including the independent auditor’s written disclosures required by Independent Standards Board Standard No. 1 (Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees) as adopted by the PCAOB.

The Audit Committee also discussed with Deloitte the overall scope and plans for the audit. The Audit Committee met with Deloitte both with and without management, to discuss the results of their examination, the evaluation of the Company’s internal controls and the overall quality of the Company’s financial reporting.

Management has completed its annual documentation, testing, and evaluation of the Company’s system of internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee continues to oversee the Company’s efforts related to its internal controls.

Based on the foregoing, we have recommended to the board of directors that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission.

Audit Committee
Stephen P. Elker, Chairman
Jack A. Smith
Barry J. Alperin
Paul Twohig

Compensation Committee	Members: Rauch, Friedman, Smith+, and Twohig
Chair:	Key Responsibilities:
Paul Twohig
• Provides oversight on the development and implementation of the compensation programs for our executive officers and outside directors and disclosure relating to these matters; and
• Reviews and approves the compensation of our Chief Executive Officer and our executive officers

____________

+        Denotes director not nominated for election at the 2018 Annual Meeting

The processes and procedures by which the Compensation Committee considers and determines executive officer compensation and outside directors’ compensation are described in the Compensation Discussion and Analysis included in this Proxy Statement. During the 2017 fiscal year, the Compensation Committee again retained Pearl Meyer & Partners, LLC, which we refer to as “Pearl Meyer”, to review the Company’s compensation policies, plans, and amounts for the CEO and other executive officers, including the Named Executive Officers. The role of Pearl Meyer in determining or recommending the amount or form of executive and director compensation, the nature and scope of Pearl Meyer’s assignment and the material elements of the instructions or directions given to Pearl Meyer with respect to the performance of their duties under the engagement are described in the Compensation Discussion and Analysis included in this Proxy Statement. We believe that the use of an independent compensation consultant provides additional assurance that our compensation programs are reasonable and consistent with our goals and objectives. The Compensation Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Compensation Committee. All of the members of our Compensation Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The Compensation Committee has adopted a formal, written Compensation Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 31, 2017, the Compensation Committee met or acted by unanimous consent on ten occasions. A copy of the Compensation Committee charter is available on the investor relations section of our website at www.frgi.com.

Corporate Governance and Nominating Committee	Members: Rauch, Elker, Daraviras* and Shepherd
Chair:	Key Responsibilities:
Stacey Rauch

• Establishes criteria for board and committee membership and recommends to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

• Makes recommendations regarding proposals submitted by our shareholders; and
• Makes recommendations to our board of directors regarding corporate governance matters and practices.

____________

*         Denotes director up for election at the 2018 Annual Meeting

All of the members of our Corporate Governance and Nominating Committee are “independent” as defined under Rule 5605 of the NASDAQ listing standards. The Corporate Governance and Nominating Committee has adopted a formal written Corporate Governance and Nominating Committee charter that complies with SEC rules and regulations and the NASDAQ listing standards. During the fiscal year ended December 31, 2017, the Corporate Governance and Nominating Committee met or acted by unanimous consent on four occasions. A copy of the Corporate Governance and Nominating Committee charter is available on the investor relations section of our website at www.frgi.com.

Since our 2017 Annual Meeting of Shareholders, the Corporate Governance and Nominating Committee has focused on the following initiatives:

•         Approved a proposal for the 2018 Annual Meeting of Shareholders to declassify our board of directors so that beginning at our 2019 Annual Meeting of Shareholders, our entire board of directors would stand for re-election for a one-year term; and

•         Approved a maximum age of 75 for any director nominee, including a mandatory retirement age for an incumbent director which will preclude an incumbent director from seeking nomination for re-election to our board of directors.

Nominations for the Board of Directors

The Corporate Governance and Nominating Committee of the board of directors considers director candidates based upon a number of qualifications. The qualifications for consideration as a director nominee vary according to the particular area of expertise being sought as a complement to the existing composition of the board. At a minimum, however, the Corporate Governance and Nominating Committee seeks candidates for director who possess:

•         the highest personal and professional ethics, integrity and values;

•         the ability to exercise sound judgment;

•         the ability to make independent analytical inquiries;

•         willingness and ability to devote adequate time, energy, and resources to diligently perform board and board committee duties and responsibilities; and

•         a commitment to representing the long-term interests of the shareholders.

In addition to such minimum qualifications, the Corporate Governance and Nominating Committee takes into account the following factors when considering a potential director candidate:

•         whether the individual possesses specific industry expertise and familiarity with general issues affecting our business; and

•         whether the person would qualify as an “independent” director under SEC and NASDAQ rules.

The Corporate Governance and Nominating Committee has not adopted a specific diversity policy with respect to identifying nominees for director. However, the Corporate Governance and Nominating Committee takes into account the importance of diversified board membership in terms of the individuals involved and their various experiences and areas of expertise.

The Corporate Governance and Nominating Committee shall make every effort to ensure that the board and its committees include at least the required number of independent directors, as that term is defined by applicable standards promulgated by NASDAQ and/or the SEC. Backgrounds giving rise to actual or perceived conflicts of interest are undesirable. In addition, prior to nominating an existing director for election to the board, the Corporate Governance and Nominating Committee will consider and review such existing director’s board and committee attendance and performance, independence, experience, skills, and the contributions that the existing director brings to the board.

The Corporate Governance and Nominating Committee has relied upon third-party search firms to identify director candidates, and may continue to employ such firms in the future if so desired. The Corporate Governance and Nominating Committee also relies upon, receives and reviews recommendations from a wide variety of contacts, including current executive officers, directors, community leaders, and shareholders as a source for potential director candidates. The board retains complete independence in making nominations for election to the board.

The Corporate Governance and Nominating Committee will consider qualified director candidates recommended by shareholders in compliance with our procedures and subject to applicable inquiries. The Corporate Governance and Nominating Committee’s evaluation of candidates recommended by shareholders does not differ materially from its evaluation of candidates recommended from other sources. Pursuant to our Bylaws, any shareholder may recommend nominees for director not less than 90 days nor more than 120 days in advance of the anniversary date of the immediately preceding annual meeting of shareholders (provided that if the date of the current year’s annual meeting of shareholders is advanced by more than 30 days, or delayed by more than 70 days from the anniversary date of the immediately preceding annual meeting of shareholders, any shareholder may recommend nominees for director not more than 120 days in advance of the date of the current year’s annual meeting of shareholders and not less than the close of business on the later of the 90th day prior to the date of the current year’s annual meeting of shareholders or the 10th day following the date of the public announcement of the date of the current year’s annual meeting of shareholders), by writing to Maria C. Mayer, Senior Vice President, General Counsel and Secretary, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254, giving the name, Company stockholdings and contact information of the person making the nomination, the candidate’s name, address and other contact information, any direct or indirect holdings of our securities by the nominee, any information required to be disclosed about directors under applicable securities laws and/or stock exchange requirements, information regarding related party transactions with us, the nominee and/or the shareholder submitting the nomination, any actual or potential conflicts of interest, the nominee’s biographical data, current public and private company affiliations, employment history and qualifications and status as “independent” under applicable securities laws and/or stock exchange requirements. All of these communications will be reviewed by our Secretary and forwarded to Stacey Rauch, the Chairman of the Corporate Governance and Nominating Committee, or her successor, for further review and consideration in accordance with this policy. Any such shareholder recommendation should be accompanied by a written statement from the candidate of his or her consent to be named as a candidate and, if nominated and elected, to serve as a director.

Finance Committee	Members: Alperin, Daraviras* and Shepherd. Lynn S. Schweinfurth serves as non-board advisor
Chair:	Key Responsibilities:
Barry J. Alperin

• Reviews and provides guidance to our board of directors and management about policies relating to the Company’s working capital; shareholder dividends and distributions; share repurchases; significant investments; capital stock and debt issuances; material financial strategies and strategic investments; and other transactions or financial issues that management desires to have reviewed by the Finance Committee; and

• Obtains or performs an annual evaluation of the Finance Committee’s performance and makes applicable recommendations to the board of directors.

____________

*         Denotes director up for election at the 2018 Annual Meeting

A copy of the Finance Committee charter is available on the investor relations section of our website at www.frgi.com.

Board Leadership Structure and Role in Risk Oversight

Board Leadership

Our board of directors believes that our current model of separate individuals serving as Chairman of the board of directors and as Chief Executive Officer is the appropriate leadership structure for us at this time. The board of directors believes that each of the possible leadership structures for a board has its particular advantages and disadvantages, which must be considered in the context of the specific circumstances, culture and challenges facing a company. The Company does not have a member of our board of directors who is formally identified as the “lead independent director.” However, the board of directors has determined that having an independent director serve as Chairman of the board of directors is in the best interest of our shareholders at this time. This structure ensures a greater role for the independent directors in the oversight of Fiesta Restaurant Group, active participation of the independent directors in setting agendas and establishing the board of directors’ priorities and procedures, including with respect to our corporate governance.

Risk Oversight

Our board of directors believes that oversight of risk management is the responsibility of the full board, with support from its committees and senior management. The board of directors’ principal responsibility in this area is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout the Company to identify, assess, and facilitate processes and practices to address material risks. We believe that the current leadership structure enhances the board of directors’ ability to fulfill this oversight responsibility, as the Chairman, with the support and input of the Chief Executive Officer, is able to focus the board’s attention on the key risks facing us.

Some risks, particularly those relating to potential operating liabilities, the protection against physical loss or damage to our facilities, and the possibility of business interruption resulting from a large loss event, are contained and managed by legal contracts of insurance. Our insurance contracts are reviewed, managed and procured by our Risk Management and Legal departments along with our Chief Financial Officer to optimize their completeness and efficacy. We also have a Risk Committee that meets periodically throughout the year to develop and oversee our risk management program. The Risk Committee’s responsibilities include identifying our exposures, developing a risk control program, and establishing a risk financing strategy. Periodic presentations are made to the board to identify and discuss risks and the mitigation of risk.

In addition, the board believes that the Audit Committee plays a particularly important role in overseeing risk. The Audit Committee assesses and oversees business risks as a component of its review of the business and financial activities of the Company.

Codes of Ethics

We have adopted written codes of ethics applicable to our directors, officers, and employees in accordance with the rules of the SEC and the NASDAQ listing standards. With respect to our Code of Ethics for Executives and Principal Financial Employees, our policy requires covered employees to execute an annual certification confirming that they understand and will comply with the Code. We make our codes of ethics available on the investor relations section of our website at www.frgi.com. We will disclose on our website amendments to, or waivers from, our codes of ethics in accordance with all applicable laws and regulations.

Section 16(a) Beneficial Ownership Reporting Compliance

Based upon a review of the filings furnished to us pursuant to Rule 16a-3(e) promulgated under the Exchange Act, and on representations from our executive officers and directors and persons, if any, who beneficially own more than 10% of our common stock, all filing requirements of Section 16(a) of the Exchange Act were complied with in a timely manner during the fiscal year ended December 31, 2017, other than the Statement of Changes of Beneficial Ownership on Form 4 (“Form 4”) filed by Richard Stockinger on June 9, 2017 reporting the grant of performance awards on June 2, 2017, the Form 4 filed by Brian P. Friedman on September 15, 2017 reporting the acquisition of our common stock on September 12, 2017 and the Form 4 filed by Jack A. Smith on May 22, 2017 reporting the acquisition of our common stock on May 17, 2017.

Shareholder Communications with the Board of Directors

Any shareholder or other interested party who desires to communicate with our Chairman of the board of directors or any of the other members of the board of directors may do so by writing to: Board of Directors, c/o Stacey Rauch, Chairman of the Board of Directors, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254. Communications may be addressed to the Chairman of the board, an individual director, a board committee, the non-management directors, or the full board. Communications will then be distributed to the appropriate directors unless the Chairman determines that the information submitted constitutes “spam,” offensive or inappropriate material, and/or communications offering to buy or sell products or services.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding beneficial ownership of our common stock as of March 9, 2018 by:

•         each person known by us to beneficially own more than 5% of all outstanding shares of our common stock;

•         each of our directors, nominees for director, and Named Executive Officers (as set forth in “Executive Compensation-Summary Compensation Table” herein) individually; and

•         all of our directors and executive officers as a group.

27,252,894 shares of our common stock were outstanding on March 9, 2018.

Except as otherwise indicated, to our knowledge, all persons listed below have sole voting power and investment power and record and beneficial ownership of their shares, other than to the extent that authority is shared by spouses under applicable law.

The information contained in this table reflects “beneficial ownership” as defined in Rule 13d-3 of the Exchange Act. Except as otherwise indicated, the address for each beneficial owner is c/o Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
T. Rowe Price Associates, Inc.(1)	4,868,657	17.9%
T. Rowe Price New Horizons Fund, Inc.(1)	2,244,279	8.2%
BlackRock Inc.(2)	3,475,407	12.8%
Leucadia National Corporation(3)	3,270,578	12.0%
Wasatch Advisors, Inc.(4)	2,468,568	9.1%
The Vanguard Group, Inc.(5)	2,155,637	7.9%
Dimensional Fund Advisors LP(6)	1,574,908	5.8%
Richard C. Stockinger	84,900	*
Lynn S. Schweinfurth	100,979	*
Danny K. Meisenheimer	39,289	*
Maria C. Mayer	6,017	*
Anthony Dinkins	5,081	*
Charles Locke	7,582	*
Joseph A. Zirkman(7)	128,614	*
Stacey Rauch	20,808	*
Nicholas P. Shepherd	7,696	*
Paul E. Twohig	13,409	*
Barry J. Alperin	19,166	*
Stephen P. Elker	18,851	*
Brian P. Friedman(8)	64,938	*
Nicholas Daraviras	15,198	*
Jack A. Smith	52,041	*
All directors and executive officers as a group(9)	449,995	1.7%

____________

*         Less than one percent

(1)      Information was obtained from a Schedule 13G/A filed on February 14, 2018 with the SEC. T. Row Price Associates, Inc. (“T. Rowe Price Associates”) beneficially owns our shares as follows: (a) Sole Voting Power: 780,981 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 4,868,657 and (d) Shared Dispositive Power: 0. T. Rowe Price New Horizons Fund, Inc. (“T. Rowe Price New Horizons”) beneficially owns our shares as follows: (a) Sole Voting Power: 2,244,279 (b) Shared Voting Power: 0, (c) Sole Dispositive Power: 0 and (d) Shared Dispositive Power: 0. The address of the principal office of each of T. Rowe Price Associates and T. Rowe Price New Horizons is 100 E. Pratt Street, Baltimore, Maryland 21202.

(2)      Information was obtained from a Schedule 13G/A filed on January 23, 2018 with the SEC. The address for BlackRock Inc. is 55 East 52nd Street, New York, New York 10055.

(3)      Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed on March 13, 2018 with the SEC. The address for Leucadia National Corporation (“Leucadia”) is 520 Madison Avenue, New York, New York.

(4)      Information was obtained from a Schedule 13G/A filed on February 14, 2018 with the SEC. The address for Wasatch Advisors, Inc. is 505 Wakara Way, Salt Lake City, Utah 84108.

(5)      Information was obtained from a Schedule 13G/A filed on February 9, 2018 with the SEC. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd. Malvern, PA 19355.

(6)      Information was obtained from a Schedule 13G filed on February 9, 2018 with the SEC (the “Dimensional Fund Advisors Schedule 13G”). Dimensional Fund Advisors LP, an investment adviser registered under Section 203 of the Investment Advisors Act of 1940, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager or sub-adviser to certain other commingled funds, group trusts and separate accounts (such investment companies, trusts and accounts, collectively referred to as the “Dimensional Funds”). In certain cases, subsidiaries of Dimensional Fund Advisors LP may act as an adviser or sub-adviser to certain Dimensional Funds. In its role as investment advisor, sub-adviser and/or manager, Dimensional Fund Advisors LP or its subsidiaries (collectively, “Dimensional”) may possess voting and/or investment power over the securities of the Issuer that are owned by the Dimensional Funds, and may be deemed to be the beneficial owner of the shares of the Issuer held by the Dimensional Funds. However, all securities reported in the Dimensional Fund Advisors Schedule 13G are owned by the Dimensional Funds. Dimensional disclaims beneficial ownership of such securities. In addition, the filing of the Dimensional Fund Advisors Schedule 13G shall not be construed as an admission that the reporting person or any of its affiliates is the beneficial owner of any securities covered by this Schedule 13G for any other purposes than Section 13(d) of the Securities Exchange Act of 1934. The address for Dimensional Fund Advisors LP is Building One 6300 Bee Cave Road, Austin, Texas, 78746.

(7)      Mr. Zirkman served as our Senior Vice President, General Counsel and Secretary until June 7, 2017. Information was obtained from a Statement of Changes in Beneficial Ownership on Form 4 filed March 8, 2017 with the SEC. The address of Mr. Zirkman is PO Box 59924, Dallas, TX 75229.

(8)      Includes 28,668 shares of common stock held by 2055 Partners L.P., which we refer to as “2055 Partners”, and 36,270 shares of our common stock held directly by Mr. Friedman. Mr. Friedman is the President and a director of Leucadia. Mr. Friedman disclaims beneficial ownership over our shares held by Leucadia. Mr. Friedman is the general partner of 2055 Partners and, in such capacity, may be deemed to beneficially own the 28,668 shares of our Common Stock beneficially owned by 2055 Partners. The address of Mr. Friedman is c/o Leucadia National Corporation, 520 Madison Avenue, New York, New York 10022.

(9)      Includes 28,668 shares of Common Stock held by 2055 Partners as reported in footnote (8) above.

Equity Compensation Plan

The following table summarizes our 2012 Stock Incentive Plan, which is the equity compensation plan under which our common stock may be issued as of December 31, 2017. Our shareholders have approved the Plan.

	Number of securities to be issued upon exercise of outstanding options, warrants, and rights	Weighted- average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	—	—	1,874,854
Equity compensation plans not approved by security holders	—	—	—
Total	—	—	1,874,854

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transaction Procedures

The board of directors has assigned responsibility for reviewing related party transactions to our Audit Committee. The board of directors and the Audit Committee have adopted a written policy pursuant to which certain transactions between us or our subsidiaries and any of our directors or executive officers must be submitted to the Audit Committee for consideration prior to the consummation of the transaction as required by the rules of the SEC. The Audit Committee reports to the board of directors on all related party transactions considered.

Family Relationships

There are no family relationships between any of our executive officers or directors.

CORPORATE GOVERNANCE

Recent Corporate Governance Initiatives

Over the last few years, we adopted multiple structures to strengthen our board’s independence, ensure robust risk oversight and enhance our Company’s governance and executive compensation programs. The following table of corporate governance highlights is indicative of our commitment to shareholders and desire to ensure Fiesta implements best-in-class corporate governance features, appropriate for our evolving company.

Corporate Governance Highlights
• Board Declassification (2018 proposal)
• Mandatory Director Retirement Age (adopted in 2018)
• Independent Chair
• Highly Independent Board
• Majority Voting in Uncontested Elections
• Board Refreshment — 3 New Directors in 2017

Shareholder Engagement Initiatives

The Company’s board of directors, Compensation Committee, and management value the opinions of our shareholders. We are committed to being transparent with shareholders on all topics, including our business strategy, governance and compensation programs, and responsive to shareholder feedback provided. During 2017, we engaged with over 85% of our shareholders.

As a result of these conversations, the board of directors has put forth a proposal at this 2018 Annual Meeting to approve an amendment to the Company’s Restated Certificate of Incorporation to declassify its board of directors and provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders, and the board has recommended that shareholders vote in favor of it.

Based on feedback received during these meetings, as well as historical voting outcomes, we believe our shareholders are generally supportive of the Company’s governance and compensation programs. Nevertheless, we believe these conversations with shareholders are invaluable and will continue to seek shareholder input on similar topics when making future board decisions.

Board Declassification

After considering the advantages and disadvantages of declassification, including through dialogue with our shareholders, the Board determined it is in the best interests of the company and its shareholders to declassify the Board. The Board believes this change is appropriate given the preferences of our shareholders and our current position as a maturing public company. If approved at the annual meeting, the Board will be fully declassified by the 2019 annual meeting.

Majority Voting

In response to strong shareholder support, in 2017, our Board, with the approval of our shareholders, adopted a majority vote standard in uncontested director elections. This enhancement to our governance program is effective for the 2018 Annual Meeting and we believe this feature will provide shareholders with a more meaningful role in the outcome of uncontested director elections and encourage increased director accountability and oversight.

Mandatory Director Retirement Age

Our Board of directors also recently adopted a mandatory retirement policy, which provides that a person is not eligible for election as a director if they are older than 75 years of age. The policy also imposes a mandatory retirement age for incumbent directors, which precludes an incumbent director from seeking nomination for re-election to our board of directors if they have exceeded the age limit. We believe this policy will promote director refreshment and ensure the Fiesta board continues to enjoy the benefits associated with fresh, thoughtful perspectives.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

The purpose of this Compensation Discussion & Analysis, which we refer to as the “CD&A”, is to provide relevant information to shareholders regarding the Company’s executive compensation processes, procedures, plan designs, and practices with respect to its executive officers named in the Summary Compensation Table, which we refer to each as a “Named Executive Officer” or “NEO”, for 2017. The following are the Company’s NEOs for 2017:

2017 Named Executive Officers
Mr. Richard C. Stockinger	Chief Executive Officer and President (since February 28, 2017); Director (since April 28, 2017)
Mr. Danny K. Meisenheimer

Senior Vice President and Chief Operating Officer (since February 28, 2017); President of Pollo Tropical (since October 16, 2017); and Former Interim Chief Executive Officer and President (until February 28, 2017)

Ms. Lynn S. Schweinfurth	Senior Vice President, Chief Financial Officer, and Treasurer (since January 1, 2015) and Vice President, Chief Financial Officer, and Treasurer (since July 16, 2012)
Ms. Maria C. Mayer	Senior Vice President, General Counsel, and Secretary (since November 15, 2017)
Mr. Anthony Dinkins	Senior Vice President of Human Resources (since September 26, 2017)
Mr. Charles Locke	President of Taco Cabana (since October 16, 2017)
Mr. Joseph A. Zirkman	Former Senior Vice President, General Counsel, and Secretary (until June 7, 2017)

Executive Compensation: Context and Overview

Introduction

The Compensation Committee is committed to designing an executive compensation program that pays for delivering performance in a straightforward manner and promotes the recruitment and retention of our executives. Accordingly, the majority of the compensation for our NEOs is at-risk and based primarily on the Company’s performance. Our Company incentivizes performance through a compensation program structure that reflects an appropriate mix of short-term and long-term vehicles. Accordingly, our executives will receive larger rewards when performance objectives are exceeded and conversely, will receive lower, or no rewards, when performance falls below targeted levels. The Compensation Committee continues to place a priority on refining our executive compensation program to align with Fiesta’s business transformation and feedback received from our shareholders, as appropriate.

Business Overview and Strategic Renewal Plan

Fiesta Restaurant Group operates and franchises two restaurant brands, Pollo Tropical® and Taco Cabana®, which have almost 30 and 40 years, respectively, of operating history and loyal customer bases. The brands specialize in the operation of fast-casual, ethnic restaurants that offer distinct and unique Caribbean and Mexican inspired flavors with broad appeal at a compelling value. Our Pollo Tropical restaurants feature citrus marinated, fire-grilled chicken and other freshly prepared tropical inspired menu items, while our Taco Cabana restaurants specialize in Mexican inspired food made fresh by hand. We believe that both brands offer distinct and unique flavors with broad appeal at a compelling value, which differentiates them in the competitive fast-casual and quick-service restaurant segments.

In February 2017, we appointed Richard Stockinger as the CEO of Fiesta Restaurant Group and also announced other changes to our senior management team.

In April 2017, we announced a Strategic Renewal Plan (the “Renewal Plan”) to drive long term shareholder value creation. The Renewal Plan was based on our comprehensive review of all aspects of our business to improve the guest experience and drive our results. The plan was designed to significantly improve our long-term business model, consisting of the following:

1)       Revitalizing restaurant performance in core markets;

2)       Managing capital and financial discipline;

3)       Establishing platforms for long term growth; and

4)       Optimizing each brands’ restaurant portfolio.

As part of the Renewal Plan, we relaunched the Pollo Tropical brand in October 2017 and intend to relaunch the Taco Cabana brand in mid-2018. Additional changes to senior management continued over the course of the year as we built a team that will help ensure the successful implementation of the Renewal Plan. The implementation of the Renewal Plan negatively impacted our revenue and profitability during 2017, but we believe this multi-year transformation has positioned us well for the future.

2017 Outcomes Aligned with Performance

The Company’s compensation results for 2017 were aligned with the Company’s financial results for the year. We made significant progress against our Renewal Plan. However, our results of SRS and Adjusted EBITDA were negatively impacted by a variety of factors, including, among other things:

•         The Hurricanes;

•         Restaurant closures;

•         Reduced marketing as we implemented the Renewal Plan;

•         Challenging market conditions impacting the restaurant industry; and

•         Costs incurred to improve the quality and consistency of the guest experience including investments in enhanced food quality, hospitality and restaurant environment.

As a result of the progress we made against the Renewal Plan, we awarded our CEO a $550,000 discretionary award and our Senior Vice President of Human Resources a $21,985 discretionary award, for progress and achievements related to the Renewal Plan.

The Role of Shareholder Feedback and Vote Results

The Company’s board of directors, Compensation Committee, and management value the opinions of the Company’s shareholders. The Company is open to receiving feedback from shareholders, and currently provides shareholders with the opportunity to cast an advisory vote to approve NEO compensation every year, or Say-on-Pay. The Compensation Committee considers any feedback it receives from shareholders, as well as the outcome of the vote, when making compensation decisions for NEOs. For the Say-on-Pay proposal at the 2017 Annual Meeting, approximately 91% of the shares cast on the proposal were voted in favor of the proposal. The Compensation Committee believes that this evidences the Company’s shareholders’ support for its approach to executive compensation. The Compensation Committee will continue to consider shareholder feedback and the outcome of the Company’s Say-on-Pay votes when making future compensation decisions for its NEOs.

2017 CEO Compensation

For 2017, our CEO’s compensation is set forth below:

Pay for performance is the most significant structural element of Fiesta’s executive compensation program. As shown below for 2017, 70.3% percent of targeted CEO compensation was at risk and subject to performance.

Executive Compensation Philosophy

Fiesta’s compensation philosophy is designed to strike an appropriate balance between aligning executive compensation with financial performance and promoting retention. We strongly believe that our compensation program is aligned with this compensation philosophy and that the at risk compensation components have delivered value and encouraged sustainable shareholder value creation.

Our executive compensation program is designed to achieve the following key objectives:

•         Motivate executives to enhance long-term shareholder value

•         Reinforce Fiesta’s pay for performance culture by aligning executive compensation with Fiesta’s business objectives and financial performance

•         Provide competitive market compensation that allows Fiesta to attract and retain talented high-quality executives

•         Use incentive compensation to promote desired behavior without encouraging unnecessary or excessive risk-taking

Executive Compensation Components

Base Salary

The Compensation Committee reviews and considers salary increases of our NEOs on an annual basis, taking into consideration factors such as the Company’s compensation philosophy and strategy, the Company’s performance, individual executive performance and tenure, internal equity among executives, and competitive market pay levels. In October 2016, the Compensation Committee increased Mr. Meisenheimer’s salary by 14.4% (from a base salary of $288,400 to $330,000) when he became Interim Chief Executive Officer and President prior to the appointment of Mr. Stockinger. No NEOs received a base salary increase in 2017.

Executive	2016 Annual Base Salary	2017 Annual Base Salary	% Increase
Richard Stockinger	—	$550,000	—
Danny K. Meisenheimer	$330,000	$330,000	—
Lynn S. Schweinfurth	$352,000	$352,000	—
Maria C. Mayer	—	$325,000	—
Anthony Dinkins	—	$275,000	—
Charles Locke	—	$325,000	—
Joseph A. Zirkman(1)	$326,700	$326,700	—

____________

(1)      Mr. Zirkman’s employment was terminated with the Company on June 7, 2017.

Short-Term Incentive

Prior to 2017, the Compensation Committee primarily utilized a formulaic methodology for Short-Term Incentive payouts. Historically, cash awards for executives were primarily earned through performance-based incentive awards tied to corporate, brand, individual executive performance, and, to a lesser extent, discretionary awards.

However, in fiscal 2017, the Company relied on a discretionary cash award program due to the on-boarding of a new CEO, the development and implementation of the Renewal Plan, and the reset of performance expectations for the business. This plan was intended to recognize the improvement in profitability, turnaround and strategic plan for the Company, and successful management transition achieved by the Company. The Compensation Committee wanted to ensure that the incentives were aligned with the creation of long-term shareholder value and agreed to work closely with the CEO to evaluate the Company’s financial performance improvements and overall financial condition throughout the year to determine whether or not discretionary awards would be paid for the fiscal year. The Compensation Committee’s determinations were not based on a formulaic, objective or quantifiable standard; rather the individual performance considerations were factors, among others, that were generally taken into account in the course of many subjective judgments in connection with the compensation decision.

The Compensation Committee determined that, based on the Company’s performance results in fiscal year 2017, none of the NEO’s would receive discretionary awards based on company performance. However, Messrs. Stockinger and Dinkins received discretionary awards, which were limited to $550,000 and $21,985, respectively, for their efforts with respect to the Renewal Plan. Mr. Meisenheimer and Ms. Schweinfurth received retention bonuses pursuant to the Meisenheimer Agreement and the Schweinfurth Agreement, respectively, which are defined and described on pages 35, 36 and 37 of this Proxy Statement and Ms. Mayer, Mr. Locke and Mr. Dinkins received signing bonuses based on their respective offer letters, which are described on pages 37 and 38 of this Proxy Statement.

Executive	Discretionary Bonus	Retention Bonus	Sign-On Bonus	Actual Short-Term Incentive $ Value
Richard Stockinger	$550,000	—	—	$550,000
Danny K. Meisenheimer	—	$175,000	—	$175,000
Lynn S. Schweinfurth	—	$150,000	—	$150,000
Maria C. Mayer	—	—	$45,000	$45,000
Anthony Dinkins	$21,985	—	$2,000	$23,985
Charles Locke	—	—	$45,000	$45,000
Joseph A. Zirkman	—	—	—	—

Beginning in 2018, the Company is implementing a new short-term cash incentive program pursuant to which annual incentives will be entirely formulaic. The key metrics considered for purposes of determining whether an award is earned, in accordance with the new short-term incentive program, are Adjusted EBITDA (50%) and comparable restaurant sales metrics (50%). The Board determined to make this change given our expectation that we will have increased visibility into the business and our expected growth plan beginning in fiscal year 2018.

Long-Term Incentive

The Company has adopted a long-term incentive program that provides the opportunity for annual equity grants to the NEOs pursuant to the 2012 Stock Incentive Plan, as amended, which we refer to as the “Plan”. The purpose of the long-term incentive program is to align long-term pay with long-term performance goals by providing stock-based compensation that will reward executives for creating sustainable shareholder value. The following sets forth the target annual long-term incentive grant date value (based on the closing price of the common stock on the date of grant) for each NEO for 2017:

Executive	Target Long-Term Incentive $ Value
Richard Stockinger
2017 related	$750,000
2018 related	750,000
2019 related	750,000
2020 related	750,000
Total	$3,000,000
Danny K. Meisenheimer	$275,000
Lynn S. Schweinfurth	$450,000
Maria C. Mayer	—
Anthony Dinkins	—
Charles Locke	—
Joseph A. Zirkman	$225,000

The Compensation Committee has established a policy to provide that restricted stock and performance stock unit grants to employees, including the NEOs, which are determined pursuant to the target long-term incentive grant date value, will be granted annually in February or March on a grant date which is five business days following the announcement of the Company’s financial results for the prior fiscal year with annual vesting dates linked to the grant date. Accordingly, the measurement of the value of any restricted stock grant or performance stock unit grant would be based upon the price of our common stock at the close of business on such grant date. Because the Compensation Committee’s policy is to grant restricted stock and performance stock units on a fixed date, the

Compensation Committee may have previously, or may in the future, grant restricted stock at a time when it, as well as the senior management, may be aware of material non-public information that, once made public, could either have a positive or negative effect on the price of our common stock.

Restricted Stock

The use of restricted stock creates stock ownership opportunities and retention strength. The 2017 restricted stock grants represented 50% of each of Ms. Schweinfurth’s and Mr. Meisenheimer’s annual equity target opportunity. On March 6, 2017 the restricted stock grants were made to the following NEOs employed on such date and to certain of our other employees: Mr. Stockinger, Mr. Meisenheimer and Ms. Schweinfurth were granted 72,290, 6,627 and 10,844 shares of restricted stock, respectively. Mr. Stockinger’s grant was made pursuant to the Stockinger Employment Agreement, as defined and described below. The 2017 restricted stock awards vest 25% on each anniversary date over four years. The 2015 and 2016 restricted stock awards vest 25% on each anniversary date over four years if the minimum performance condition for vesting is met each year. This performance condition requires the Company to achieve at least 75% of its EBT target each year in order for the restricted stock to vest at the time the service condition is satisfied, which we refer to as the “Performance Condition”. EBT refers to income before taxes, which is set forth in Note 11 to the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2017. This Performance Condition prevents shares from vesting at the vesting date if the Company did not achieve at least 75% of its EBT target for the preceding year. The 2015 and 2016 restricted stock awards for Ms. Schweinfurth and Mr. Meisenheimer were amended in 2017 to provide that the Performance Condition was not applicable to the second 25% of the 2016 restricted stock awards which vested on February 27, 2018 and the third 25% of the 2015 restricted stock awards which vested on March 2, 2018.

Richard C. Stockinger was appointed Chief Executive Officer and President of the Company effective February 28, 2017. On February 24, 2017, the Company entered into an Executive Employment Agreement, which we refer to as the “Stockinger Employment Agreement”, with Mr. Stockinger and which is further described on pages 42 to 44 of this Proxy Statement. Pursuant to the Stockinger Employment Agreement, Mr. Stockinger received a grant of restricted common stock and market based performance stock units of the Company pursuant to the Plan with a value (based on the closing market price of the common stock on March 6, 2017) of $3,000,000 (not fair value), which consisted of 50% time-based restricted stock of the Company granted on March 6, 2017 vesting 25% on each anniversary date over four years and 50% market based performance stock units of the Company granted on June 2, 2017 as further described below.

Performance Stock Units

The use of performance stock units creates alignment between long-term pay and long-term company performance. On June 2, 2017, Mr. Stockinger, and on June 7, 2017, Mr. Meisenheimer and Ms. Schweinfurth were granted market based performance restricted stock units under the Plan for 72,290, 6,627 and 10,844 shares of common stock, respectively. Mr. Stockinger’s grant of market based performance restricted stock units (which are described below) were granted pursuant to the Stockinger Employment Agreement. The 2017 market based performance stock unit grants represented 50% of each of Ms. Schweinfurth and Mr. Meisenheimer’s total annual equity target opportunity. The market based performance criterion for the performance stock units for Ms. Schweinfurth and Mr. Meisenheimer, which was amended in 2017 following the grant on June 7, 2017, is as follows: 33 1/3% vests on March 6, 2018 upon the Company’s common stock achieving a closing market price at or above $25.00 for the last 20 trading days of the period between March 6, 2017 and March 6, 2018 with March 6, 2018 as the last day of such period, (ii) 33 1/3% vests on March 6, 2019 upon the Company’s common stock achieving a closing market price at or above $30.00 for the last 20 trading days of the period between March 6, 2018 and March 6, 2019 with March 6, 2019 as the last day of such period, (iii) 33 1/3% vests on March 6, 2020 upon the Company’s common stock achieving a closing market price at or above $35.00 for the last 20 trading days of the period between March 6, 2019 and March 6, 2020 with March 6, 2020 as the last of day of such period and (iv) the employment of such NEO by the Company on the applicable vesting date. If the Company common stock target price above for any performance period is not met, any unvested shares of the Company common stock will be rolled over to the subsequent performance period on a pro rata basis and subject to the Company common stock target price for such subsequent performance period.

Pursuant to the Stockinger Employment Agreement, Mr. Stockinger received a grant on June 2, 2017 of market based performance stock units of the Company of 72,290 shares of common stock pursuant to the Plan, which represented 50% of Mr. Stockinger’s total annual equity target opportunity. The market based performance criterion for the vesting of Mr. Stockinger’s performance-based restricted stock units is as follows: (i) 25% vests on March 6, 2018 upon the Company common stock achieving a closing market price at or above $25.00 for 20 consecutive trading days at any point during the period between March 6, 2017 and March 6, 2018, (ii) 25% vests on March 6, 2019 upon the Company common stock achieving a closing market price at or above $30.00 for 20 consecutive trading days at any point during the period between March 6, 2018 and March 6, 2019, (iii) 25% vests on March 6, 2020 upon the Company common stock achieving a closing market price at or above $35.00 for 20 consecutive trading days at any point during the period between March 6, 2019 and March 6, 2020, (iv) 25% vests on March 6, 2021 upon the Company common stock achieving a closing market price at or above $40.00 for 20 consecutive trading days at any point during the period between March 6, 2020 and March 6, 2021 and (v) the employment of Mr. Stockinger by the Company on the applicable vesting date. If the Company common stock target price above for any performance period is not met, any unvested shares of the Company’s common stock will be rolled over to the subsequent performance period on a pro rata basis and subject to the Company common stock target price for such subsequent performance period.

The Committee determined that the grant mix of 50% restricted stock and 50% performance stock units continues to be appropriate. In 2018, the performance stock unit portion of the annual equity grants to the NEOs (excluding the CEO) were structured to align with the CEO’s remaining closing price performance conditions of $30, $35, and $40. The 2018 performance stock unit awards represent 3 years of performance stock unit grants, and therefore it is not anticipated that these NEOs will receive additional performance stock unit grants until 2021. The restricted stock portion of the grant will continue to be made annually to provide ongoing performance and retention incentives.

Retention Bonus

In November 2016, the Company entered into agreements with certain key employees including several of our NEO’s that provided for retention bonuses and severance arrangements. The purpose of such agreements was to ensure continuity in our senior management team by increasing the likelihood that such key senior executives would remain employed with the Company while the Company was engaged in searching for a new Chief Executive Officer and after a new Chief Executive Officer was appointed.

The Company entered into an agreement, which we refer to as the “Schweinfurth Agreement”, with Ms. Schweinfurth on November 4, 2016 which is further described on pages 35, 36 and 45 to 47 of this Proxy Statement. Pursuant to the Schweinfurth Agreement, Ms. Schweinfurth was entitled to a retention bonus payments of $150,000 which was paid in February 2017 and $150,000 which will be paid in March 2018 subject to the provisions of the Schweinfurth Agreement.

The Company entered into an agreement, which we refer to as the “Meisenheimer Agreement” with Mr. Meisenheimer on November 4, 2016 which is further described on pages 37, 44 and 45 of this Proxy Statement. Pursuant to the Meisenheimer Agreement, Mr. Meisenheimer was entitled to a retention bonus payments of $175,000 which was paid in February 2017 and $175,000 which will be paid in March 2018 subject to the provisions of the Meisenheimer Agreement.

The Company entered into an agreement, which we refer to as the “Zirkman Agreement” with Mr. Zirkman on November 4, 2016 which is further described on pages 36 and 47 of this Proxy Statement. Pursuant to the Zirkman Agreement, Mr. Zirkman was entitled to a retention bonus payment of $100,000 which was paid in February 2017 subject to the provisions of the Zirkman Agreement.

Additional Compensation Policies and Practices

Compensation Governance Highlights
• Strong pay-for-performance alignment
• Fully independent Compensation Committee
• Fully independent compensation advisor reporting directly to the Compensation Committee
• Compensation Clawback Policy in the event of a financial restatement
• Executive and Outside Director stock ownership requirements
• Prohibition on hedging and pledging of company stock
• No perquisites provided to our NEOs

Executive Stock Ownership Guidelines

Executives of the Company are expected to acquire and continue to hold shares of the Company’s common stock having an aggregate market value which equals or exceeds a multiple of base salary as outlined below within five years of being named an executive.

The following sets forth the minimum stock ownership level for each NEO:

Executive	Salary Multiple
Richard Stockinger	3x
Danny K. Meisenheimer	1x
Lynn S. Schweinfurth	1x
Maria C. Mayer	1x
Anthony Dinkins	1x
Charles Locke	1x
Joseph A. Zirkman	1x

Only actual shares owned by each executive, including direct and indirect ownership as reported to the SEC, count toward compliance with these guidelines.

Compensation Clawback Policy

The Company has adopted a compensation clawback policy. The NEOs are covered by the policy, which enables the board of directors to seek repayment of incentive compensation that was paid based on financial results that are subsequently restated whereby the amount of incentive compensation that would have been awarded or earned based on the restated financial results is lower than what was paid based on the original financial results. This policy will be reviewed from time to time to ensure that it is compliant with any SEC requirements.

Executive Compensation Roles and Responsibilities

Compensation Committee

The Compensation Committee establishes the overall compensation philosophy and strategy for the NEOs, determines the Chief Executive Officer’s compensation, and reviews and approves compensation levels, plan designs, policies, and practices that it believes are aligned with this philosophy and strategy and that are in the best interests of the Company and its shareholders. Although the Compensation Committee receives input from the Chief Executive Officer (particularly with respect to the other NEOs), executive leadership, and its independent compensation advisor, the Compensation Committee makes its own independent determinations regarding executive compensation.

Chief Executive Officer

The Chief Executive Officer attends portions or all of certain Compensation Committee meetings and makes specific recommendations to the Compensation Committee with respect to each NEO’s compensation other than his own. This information is reviewed and considered by the Compensation Committee along with all other relevant factors and circumstances. The Chief Executive Officer is never present when the Compensation Committee meets in executive sessions to discuss the compensation of the NEOs.

Executive Leadership

Various members of executive leadership provide information from time to time either to the Chief Executive Officer or to the Compensation Committee directly. For example, the Chief Financial Officer provides information regarding financial performance and payouts under the short-term incentive program and the General Counsel provides information regarding executive compensation policies and practices such as stock ownership requirements.

Independent Compensation Advisor

The Compensation Committee has the authority to retain a compensation advisor. Since 2012, the Compensation Committee has annually chosen to retain Pearl Meyer as its compensation advisor. In selecting Pearl Meyer, the Compensation Committee considered the SEC’s independence criteria and concluded that Pearl Meyer is independent per the criteria and that the work of Pearl Meyer did not raise any conflicts of interest. Pearl Meyer reports directly to the Compensation Committee, and provides no other services to the Company. Pearl Meyer’s services to the Compensation Committee include providing periodic data and information regarding market pay practices and trends, as well as assisting in the development of appropriate compensation program designs and policies, and the preparation of the CD&A. The Compensation Committee has been satisfied with Pearl Meyer’s services.

Change of Control Agreements

The Stockinger Employment Agreement provides for certain potential enhanced benefits upon a termination of employment following a change of control of the Company which is further described on pages 42 to 44 of this Proxy Statement.

During 2017, the Company did not have change of control agreements with any of its other NEOs.

The Plan and individual award agreements for awards of restricted stock and performance stock units contain a change of control provision. Under the Plan and individual award agreements for restricted stock, in the event of a change of control of the Company, the vesting provisions on all outstanding unvested restricted shares shall be accelerated and such shares will become fully vested and free of all restrictions. With regard to performance stock units, in the event of a change of control, if the performance stock unit awards (i) are not continued by the Compensation Committee, or not assumed or replaced in an equitable manner to the holder by the successor entity or company after a change in control, then a portion of such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest, and (ii) are continued by the Compensation Committee, or are assumed or replaced in an equitable manner to the holder by the successor entity or company after a change of control and if the holder of such performance stock unit award is terminated by the Company for reasons other than cause (as defined under the Plan) or the result of a voluntary termination by the holder, or employment is terminated by the holder for good reason (as defined under the Plan) within one year of the date of the change of control, a portion of such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest.

The Role of Benchmarking

The Compensation Committee periodically requests data and information regarding the pay practices and program designs of other, similar companies. However, the Compensation Committee does not benchmark or target a specified pay level or percentile, nor does it follow the practices of similar companies. Instead, the Compensation Committee considers this information along with all other relevant facts and circumstances facing the Company and the executives. Such factors include Company performance, individual executive performance, internal equity, succession planning, affordability, return on investment, accounting expense, tax deductibility and shareholder dilution. During 2017, the Compensation Committee did not request such data and information.

Retirement Benefits

The Company provides and maintains a 401(k) Savings Plan, which we refer to as the “401(k) Plan”, and a Deferred Compensation Plan, which we refer to as the “Deferred Compensation Plan”, which are intended to provide the Company’s team members with a competitive tax-deferred long-term savings vehicle. The 401(k) Plan is a qualified 401(k) plan and the Deferred Compensation Plan is a non-qualified deferred compensation plan. The NEOs are not eligible to participate in a qualified 401(k) plan once they have been excluded as “highly compensated” employees (as defined under the Code). Under the Deferred Compensation Plan, eligible employees may elect to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, with a deferral agreement, to defer all or a specified amount or percentage of base salary and, if applicable, all or a specified amount or percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. The Company does not provide any matching contributions to the Deferred Compensation Plan.

Executive Perquisites

We did not provide any perquisites to our NEOs in 2017.

Tax Implications

The Compensation Committee has considered the impact of Section 162(m) of the Code. This section disallows a tax deduction for any publicly-held corporation for individual compensation to certain executives of such corporation exceeding $1,000,000 in any taxable year, unless compensation is performance-based. It is the intent of the Company and the Compensation Committee to maximize the deductibility of our executives’ compensation whenever possible. However, the Compensation Committee does not believe that compensation decisions should be based solely upon the amount of compensation that is deductible for federal income tax purposes. Accordingly, the Compensation Committee reserves the right to award compensation that is or could become non-deductible when it believes that such compensation is consistent with our strategic goals and in our best interests.

Report of the Compensation Committee

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Company’s board of directors that the Compensation Discussion and Analysis be included in this Proxy Statement.

Respectfully submitted,

COMPENSATION COMMITTEE
PAUL E. TWOHIG (Chairman)
BRIAN P. FRIEDMAN
JACK A. SMITH
STACEY RAUCH

Compensation Committee Interlocks and Insider Participation

The members of the Compensation Committee for the fiscal year ended December 31, 2017 were Paul Twohig, Stacey Rauch, Brian P. Friedman, and Jack A. Smith. None of the members of the Compensation Committee were, during such year, an officer of the Company or any of our subsidiaries or had any relationship with us other than serving as a director. In addition, no executive officer served as a director or a member of the compensation committee of any other entity, other than any subsidiary of the Company, and which such other entity’s (other than any subsidiary of the Company) executive officers served as a director of the Company or on our Compensation Committee. None of the members of our Compensation Committee had any relationship required to be disclosed under this caption under the rules of the SEC.

Summary Compensation Table

The following table summarizes historical compensation awarded, paid to or earned by the NEOs for the fiscal year ended December 31, 2017, January 1, 2017 and January 3, 2016.

Name and Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)			Option Awards ($)	Non-Equity Incentive Plan Compensation(3) ($)	Nonqualified Deferred Compensation Earnings(4) ($)	All Other Compensation(5) ($)	Total ($)
Richard C. Stockinger	2017	$460,804		$550,000	$608,184	2017 related		—	—	—	—	$1,618,988
Chief Executive Officer					608,184	2018 related						608,184
and President(6)					608,184	2019 related						608,184
					608,183	2020 related						608,183
					$2,432,735	Total	(7)					$3,443,539

Danny K. Meisenheimer	2017	$330,000		$175,000	$199,230			—	—	$3,589	—	$707,819
Sr. Vice President, Chief	2016	$295,333		—	$275,021			—	—	$6,247	$80,709	$657,310
Operating Officer, President, Pollo Tropical(8)	2015	$288,400		—	$275,122			—	$34,608	$6,668	—	$604,798

Lynn S. Schweinfurth	2017	$352,000		$150,000	$326,004			—	—	$13,566	—	$841,570
Sr. Vice President,	2016	$352,000		—	$450,002			—	—	$11,221	—	$813,223
Chief Financial Officer and Treasurer	2015	$352,004		—	$450,129			—	$42,240	$8,277	—	$852,650

Maria C. Mayer	2017	$41,250		$45,000	—			—	—	—	—	$86,250
Sr. Vice President,
General Counsel and Secretary(9)

Charles E. Locke	2017	$68,750		$45,000	—			—	—	—	—	$113,750
President,
Taco Cabana(10)

Anthony D. Dinkins	2017	$71,639		$21,985	—			—	—	—	$2,000	$95,624
Sr. Vice President
Human Resources(11)

Joseph A. Zirkman	2017	$149,738	(12)	$100,000	$112,507			—	—	$9,613	$345,101	$716,959
Former Sr. Vice President,	2016	$326,700		—	$225,036			—	—	$8,077	—	$559,813
General Counsel and Secretary	2015	$326,700		—	$225,065			—	$39,204	$5,781	—	$596,750

____________

(1)      Amounts for Mr. Stockinger and Mr. Dinkins include cash awards paid in fiscal year 2018 with respect to services rendered in fiscal year 2017. Richard C. Stockinger received a $550,000 discretionary award for progress and achievements related to the Renewal Plan. Danny K. Meisenheimer and Lynn S. Schweinfurth each received a retention award pursuant to the Meisenheimer Agreement and the Schweinfurth Agreement, respectively, which are defined and further described on pages 35, 36 and 37 of this Proxy Statement. Maria C. Mayer and Chuck E. Locke each received a sign on bonus pursuant to their offer letters, which are further described on pages 37 and 38 of this Proxy Statement. Anthony D. Dinkins received a $21,985 discretionary award based for progress and achievements related to the Renewal Plan. He also received a $2,000 sign on bonus based on his offer letter, which is further described on page 38 of this Proxy Statement.

(2)      These amounts represent the aggregate grant date fair value of restricted stock, performance restricted stock units and market based performance restricted stock units granted and approved by the Compensation Committee in each of the fiscal years presented and are consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. There were the following forfeitures in 2017: Danny K. Meisenheimer, 1,505 shares, Lynn S. Schweinfurth, 2,462 shares and Joseph A. Zirkman, 1,231 shares. There were no other forfeitures by any other NEO in 2017. These amounts reflect the grant date fair value for these awards and do not correspond to the actual value that will be recognized by the NEOs. The actual value, if any, that an NEO may realize will depend on the stock price at the date of vesting. These grants are included and discussed further in the tables below under “Outstanding Equity Awards at Fiscal Year-End”. In terms of shares, awards granted in 2017 were comprised of 50% restricted stock and 50% market based performance restricted stock units.

(3)      Amounts include any cash bonuses paid in fiscal year 2017 and 2016 with respect to services rendered in fiscal year 2016 and 2015, respectively.

(4)      These amounts represent the above-market portion of earnings on compensation deferred by the NEOs under our nonqualified Deferred Compensation Plan. Earnings on deferred compensation are considered to be above-market to the extent that the rate of interest exceeds 120% of the applicable federal long-term rate. At December 31, 2017, January 1, 2017 and January 3, 2016, 120% of the federal long-term rate was 3.16%, 3.14%, and 3.24%, per annum, respectively, and the interest rate paid to participants was 8% per annum.

(5)      Represents reimbursement of Mr. Meisenheimer’s relocation to Dallas, Texas in June 2016, of which $59,599 represents reimbursable costs and $21,110 represents the “gross-up” on amounts to cover the taxes payable to Mr. Meisenheimer on such reimbursement. Also represents severance payment to Mr. Zirkman of $326,700 pursuant to the Zirkman Separation Agreement (as defined below), which is further described on page 37 of this Proxy Statement, a vacation payout of $17,801 and a $600 outplacement reimbursement payment in connection with Mr. Zirkman’s termination of employment with the Company.

(6)      Mr. Stockinger has served as Chief Executive Officer and President of the Company since February 28, 2017. Amount on table reflects base compensation earned by Mr. Stockinger from February 28, 2017 through December 31, 2017.

(7)      Pursuant to the Stockinger Employment Agreement, Mr. Stockinger received a sign-on grant which consisted of 50% restricted stock and 50% market based performance restricted stock units. The sign-on grant is intended to represent awards for fiscal years 2017, 2018, 2019 and 2020.

(8)      Mr. Meisenheimer served as Interim Chief Executive Officer and President of the Company from October 1, 2016 until February 28, 2017 and as Chief Operating Officer, Pollo Tropical until February 28, 2017. Mr. Meisenheimer has served as Senior Vice President and Chief Operating Officer of the Company since February 28, 2017 and President, Pollo Tropical since October 16, 2017.

(9)      Ms. Mayer has served as Senior Vice President, General Counsel and Secretary since November 15, 2017. Amount on table reflects base compensation earned by Ms. Mayer from November 15, 2017 through December 31, 2017.

(10)   Mr. Locke has served as President, Taco Cabana since October 16, 2017. Amount on table reflects base compensation earned by Mr. Locke from October 16, 2017 through December 31, 2017.

(11)   Mr. Dinkins has served as Senior Vice President, Human Resources since September 26, 2017. Amount on table reflects base compensation earned by Mr. Dinkins from September 26, 2017 through December 31, 2017.

(12)   Represents total base salary paid to Mr. Zirkman through June 7, 2017.

Stockinger Employment Agreement

Mr. Stockinger was appointed Chief Executive Officer and President of the Company effective February 28, 2017. On February 24, 2017, the Company entered into the Stockinger Employment Agreement pursuant to which Mr. Stockinger will earn a base salary of $550,000 per year which can be increased at the sole discretion of the Compensation Committee. Pursuant to the Stockinger Employment Agreement, Mr. Stockinger was (i) eligible to receive a short term cash incentive bonus equal to at least 100% of Mr. Stockinger’s then base salary based upon attainment of objectives to be established by the Compensation Committee, (ii) received a sign on grant of restricted common stock of the Company pursuant to the Plan with a value of $3,000,000 (based on the closing price of the Company’s common stock on March 6, 2017) which consisted of 50% time-based restricted stock of the Company (granted to Mr. Stockinger on March 6, 2017) vesting 25% on each anniversary date over four years and 50% performance-based restricted stock units of the Company (granted to Mr. Stockinger on June 2, 2017) vesting 25% on each anniversary date over four years if the performance conditions and metrics, which are to be determined by the Compensation Committee, are achieved, and (iii) commencing with our 2021 fiscal year (or such earlier time as may be determined by the Compensation Committee in its sole discretion), will be entitled to receive additional annual long-term incentive awards as may be determined by the Compensation Committee.

The Stockinger Employment Agreement provides that if Mr. Stockinger’s employment with the Company is terminated by the Company for Cause (as defined in the Stockinger Employment Agreement) or if his employment with the Company ends due to death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or voluntary termination of employment by Mr. Stockinger without Good Reason (as defined in the Stockinger Employment Agreement), he shall be entitled to receive (i) any earned but unpaid compensation, (ii) solely with respect to Mr. Stockinger’s termination for death or “permanent and total disability”, any earned but unpaid bonus for any completed year prior to the date of termination and (iii) any other amounts or benefits owing to Mr. Stockinger under the terms of any employee benefit plan of the Company or, in the case of equity-based compensation awards, under the terms of the equity award plan or applicable award agreement, which we refer to as the “Accrued Benefits”.

The Stockinger Employment Agreement also provides that if Mr. Stockinger’s employment with the Company is terminated by the Company without Cause or for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, he shall be entitled to receive (i) 1.5 times his then base salary, to be paid at least monthly, for a period of twelve months, (ii) any earned but unpaid bonus for any completed year prior to the date of termination plus a pro rata portion of any annual bonus that Mr. Stockinger would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the payment by the Company of premium payments for a period of up to twelve months if Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, which we refer to as “COBRA”, (iv) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination and (v) the Accrued Benefits (except as otherwise may be provided in connection with a Change of Control (as defined in the Stockinger Employment Agreement)).

If within one year after the occurrence of a Change of Control (as defined in the Stockinger Employment Agreement), Mr. Stockinger’s employment with the Company is terminated by the Company without Cause and for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, then Mr. Stockinger shall be entitled to (i) 2.0 times his then base salary, payable in a lump sum (ii) any earned but unpaid bonus for any completed year prior to the date of termination plus a pro rata portion of any annual bonus that Mr. Stockinger would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the acceleration of the vesting provisions of Mr. Stockinger’s outstanding unvested time-based restricted stock awards, (iv) the acceleration of the vesting provisions of a portion of Mr. Stockinger’s outstanding performance-based restricted stock unit awards that would have vested as of the scheduled vesting date if the Company were to have achieved the target performance level for the performance period, if (x) such awards are not continued by the Compensation Committee or not assumed or replaced in an equitable manner by the successor entity after a Change of Control or (y) such awards are continued by the Compensation Committee, or are assumed or replaced in an equitable manner by the successor entity after a Change of Control and, within one year after the date of Change of Control, Mr. Stockinger’s employment is terminated without Cause and for reasons other than death or “permanent disability” or voluntarily terminated by Mr. Stockinger for Good Reason, (v) the payment by the Company of premium payments for a period of up to twelve months if Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to COBRA, (vi) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination and (vii) the Accrued Benefits.

Mr. Stockinger, pursuant to the Stockinger Employment Agreement, agreed, for a period of two years following his termination of employment with the Company, not to directly or indirectly solicit for employment or employ any person who is or was employed by the Company within six months prior to his termination date.

Additionally, under the Stockinger Employment Agreement, Mr. Stockinger agreed for a period of eighteen months following his termination of employment with the Company, not to be employed by or associated with as employee, consultant, director, or in any other equivalent capacity, any company operating Tex-Mex or Mexican-themed quick-service, quick-casual, fast-casual or casual dining restaurants, or any company operating Caribbean or Hispanic-themed quick-service, quick-casual, fast-casual or casual dining restaurants which feature grilled chicken as the primary or central menu item.

Schweinfurth Letter Agreement and Schweinfurth Agreement

Pursuant to the terms of an offer letter between Fiesta Restaurant Group and Ms. Schweinfurth entered into on June 29, 2012, which we refer to as the “Schweinfurth Letter Agreement”, Ms. Schweinfurth earned an annual base salary of $320,000 beginning in 2012 and became eligible for annual merit increases beginning in 2014 based upon recommendations of our Chief Executive Officer and Compensation Committee. The Schweinfurth Letter Agreement also provided that Ms. Schweinfurth would participate in the executive bonus program, as established by our Compensation Committee.

Pursuant to the Schweinfurth Letter Agreement, within 30 days of July 16, 2012, the date of Ms. Schweinfurth’s commencement of employment with the Company, Ms. Schweinfurth received a one-time sign on grant of 50,000 shares of restricted common stock of the Company in connection with her appointment as our Vice President, Chief Financial Officer and Treasurer. The restricted shares of the Company’s common stock granted to

Ms. Schweinfurth vested over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and are subject to provisions of the Plan.

The Schweinfurth Letter Agreement also provided that in the event Ms. Schweinfurth is terminated without Cause (as defined in the Schweinfurth Letter Agreement), she was entitled to receive a severance payment equal to her twelve months base salary and the pro-rated portion of her bonus payable, provided that a bonus would have been payable.

On November 4, 2016, the Company and Ms. Schweinfurth entered into the Schweinfurth Agreement pursuant to which Ms. Schweinfurth was entitled to a retention bonus payment of (a) $150,000, which we refer to as the “Schweinfurth 2016 Bonus”, which was paid in February 2017; provided that if Ms. Schweinfurth (i) voluntarily resigns as an employee of the Company other than for Good Reason (as defined in the Schweinfurth Agreement) or gives notice of such resignation any time during the twelve month period following the payment date of the Schweinfurth 2016 Bonus or (ii) if Ms. Schweinfurth voluntarily resigns as an employee of the Company other than for Good Reason any time prior to December 31, 2017 and fails to provide at least six months prior written notice of such voluntary resignation, Ms. Schweinfurth shall repay the Schweinfurth 2016 Bonus to the Company, and (b) $150,000 less any amount related to short term incentive compensation received by Ms. Schweinfurth under the Company’s Executive Bonus Plan (as defined in the Schweinfurth Agreement), which we refer to as the “Schweinfurth 2017 Bonus”, payable in February 2018, provided that Ms. Schweinfurth remains employed with the Company through the payment date of the Schweinfurth 2017 Bonus, which will be paid in March 2018. The Schweinfurth Agreement also modifies and supersedes the severance bonus arrangements contained in the Schweinfurth Letter Agreement, and provides that upon a termination of Ms. Schweinfurth’s employment by the Company without Cause (as defined in the Schweinfurth Agreement) or termination of Ms. Schweinfurth’s employment by Ms. Schweinfurth with Good Reason, Ms. Schweinfurth is entitled to (i) an amount equal to one times Ms. Schweinfurt’s highest annual base salary in effect prior to the date Ms. Schweinfurth’s employment is terminated and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan for the year in which Ms. Schweinfurth’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Ms. Schweinfurth’s employment is terminated). The Schweinfurth Agreement terminates (other than the severance bonus provisions which shall survive any such termination, consistent with the terms of the Schweinfurth Letter Agreement) on December 31, 2018 and if renewed by the Company upon 90 days written notice prior to the expiration of the initial term, on December 31, 2019, unless terminated sooner in accordance with the terms of the Schweinfurth Agreement.

Zirkman Agreement

On November 4, 2016, the Company and Mr. Zirkman entered into the Zirkman Agreement pursuant to which Mr. Zirkman is entitled to a retention bonus payment of (a) $100,000, which we refer to as the “Zirkman 2016 Bonus”, which was paid in February 2017; provided that if Mr. Zirkman (i) voluntarily resigns as an employee of the Company other than for Good Reason (as defined in the Zirkman Agreement) or gives notice of such resignation any time during the twelve month period following the payment date of the Zirkman 2016 Bonus or (ii) if Mr. Zirkman voluntarily resigns as an employee of the Company other than for Good Reason any time prior to December 31, 2017 and fails to provide at least six months prior written notice of such voluntary resignation, Mr. Zirkman shall repay the Zirkman 2016 Bonus to the Company, and (b) $100,000 less any amount related to short term incentive compensation received by Mr. Zirkman under the Company’s Executive Bonus Plan (as defined in the Zirkman Agreement), which we refer to as the “Zirkman 2017 Bonus”, payable in February 2018, provided that Mr. Zirkman remains employed with the Company through the payment date of the Zirkman 2017 Bonus. The Zirkman Agreement also provides that upon a termination of Mr. Zirkman’s employment by the Company without Cause (as defined in the Zirkman Agreement) or termination of Mr. Zirkman’s employment by Mr. Zirkman with Good Reason, Mr. Zirkman is entitled to (i) an amount equal to one times Mr. Zirkman’s highest annual base salary in effect prior to the date Mr. Zirkman’s employment is terminated, which we refer to as the “Zirkman Severance Payment” and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the Zirkman Agreement) for the year in which Mr. Zirkman’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Zirkman’s employment is terminated), which we refer to as the “Zirkman Bonus Payment”. The Zirkman Agreement terminates on December 31, 2018 and if renewed by the Company upon 90 days written notice prior to the expiration of the initial term, on December 31, 2019, unless terminated sooner in accordance with the terms of the Zirkman Agreement.

On June 7, 2017, in connection with the termination of Mr. Zirkman’s employment with the Company, the Company and Mr. Zirkman entered into a Confidential Separation Agreement and General Release, which we refer to as the “Zirkman Separation Agreement”. The Zirkman Separation Agreement provides that in exchange for Mr. Zirkman’s agreement to be bound by the terms of the Zirkman Separation Agreement, Mr. Zirkman is entitled to (i) the Severance Payment and Severance Bonus; (ii) his accrued but unused vacation, less applicable deductions and withholding; (iii) his unreimbursed business expenses (to the extent reimbursable under the Company’s reimbursement policies and provided appropriate receipts are submitted) and (iv) outplacement services up to $600.

Meisenheimer Agreement

On November 4, 2016, the Company and Mr. Meisenheimer entered into the Meisenheimer Agreement pursuant to which Mr. Meisenheimer was entitled to a retention bonus payment of (a) $175,000, which we refer to as the “Meisenheimer 2016 Bonus”, which was paid in February 2017; provided that if Mr. Meisenheimer (i) voluntarily resigns as an employee of the Company other than for Good Reason (as defined in the Meisenheimer Agreement) or gives notice of such resignation any time during the twelve month period following the payment date of the Meisenheimer 2016 Bonus or (ii) if Mr. Meisenheimer voluntarily resigns as an employee of the Company other than for Good Reason any time prior to December 31, 2017 and fails to provide at least six months prior written notice of such voluntary resignation, Mr. Meisenheimer shall repay the Meisenheimer 2016 Bonus to the Company, and (b) $175,000 less any amount related to short term incentive compensation received by Mr. Meisenheimer under the Company’s Executive Bonus Plan (as defined in the Meisenheimer Agreement), which we refer to as the “Meisenheimer 2017 Bonus”, payable in February 2018, provided that Mr. Meisenheimer remains employed with the Company through the payment date of the Meisenheimer 2017 Bonus, which will be paid in March 2018. The Meisenheimer Agreement also provides that upon a termination of Mr. Meisenheimer’s employment by the Company without Cause (as defined in the Meisenheimer Agreement), termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer with Good Reason (other than in the case of a material diminution of Mr. Meisenheimer’s authority, duties or responsibilities) and termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer for any reason during the period that is between six months and twelve months following the commencement date of employment of a new Chief Executive Officer of the Company, Mr. Meisenheimer is entitled to (i) an amount equal to two times Mr. Meisenheimer’s highest annual base salary in effect prior to the date Mr. Meisenheimer’s employment is terminated and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the Meisenheimer Agreement) for the year in which Mr. Meisenheimer’s employment is terminated (plus earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Meisenheimer’s employment is terminated). The Meisenheimer Agreement terminates on December 31, 2018 and if renewed by the Company upon 90 days written notice prior to the expiration of the initial term, on December 31, 2019 unless terminated sooner in accordance with the terms of the Meisenheimer Agreement.

On February 27, 2018, the Company and Mr. Meisenheimer entered into an agreement (the “2018 Meisenheimer Agreement”). The term of the 2018 Meisenheimer Agreement is effective December 31, 2018 (concurrent with the expiration of the Meisenheimer Agreement) and continues until the date of Mr. Meisenheimer’s termination of employment with the Company. The 2018 Meisenheimer Agreement provides that, upon termination of Mr. Meisenheimer’s employment by the Company without Cause (as defined in the 2018 Meisenheimer Agreement) or termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer with Good Reason (as defined in the 2018 Meisenheimer Agreement), Mr. Meisenheimer is entitled to (i) an amount equal to one times Mr. Meisenheimer’s highest annual base salary in effect prior to the date Mr. Meisenheimer’s employment is terminated (plus interest equal to the Prime Rate (as defined in the 2018 Meisenheimer Agreement) plus three percent, with such interest accruing from the date of termination of employment until the date of payment) and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the 2018 Meisenheimer Agreement) to which Mr. Meisenheimer would otherwise have been entitled had his employment not terminated, for the year in which Mr. Meisenheimer’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Meisenheimer’s employment is terminated).

Mayer Offer Letter and Agreement

Pursuant to an offer letter dated October 23, 2017 between the Company and Maria C. Mayer, which we refer to as the “Mayer Offer Letter”, Ms. Mayer is entitled to a base salary of $325,000 which is eligible for discretionary annual increases in January 2019. Pursuant to the Mayer Offer Letter, Ms. Mayer is entitled to a bonus target of

60% of her annual base salary commencing in 2018 subject to the terms of the Company’s applicable bonus plan and the discretion of the Compensation Committee. The Mayer Offer Letter also provides Ms. Mayer with a sign on bonus of $45,000 payable on or before March 15, 2018, provided that if Ms. Mayer voluntarily resigns from the Company within one year of the payment date of such sign-on bonus, Ms. Mayer must refund the amount of such sign on bonus to the Company. Pursuant to the Mayer Offer Letter, Ms. Mayer is eligible for annual equity grants of $225,000 subject to the discretion of the Compensation Committee which are expected to be comprised of 50% restricted stock awards that vest 25% on each anniversary date and 50% based on performance based criteria to be determined prior to the date of grant.

On November 15, 2017, the Company and Maria C. Mayer entered into an Agreement, which we refer to as the “Mayer Agreement”, a summary of which is provided on pages 48 and 49 of this Proxy Statement.

Locke Offer Letter and Agreement

Pursuant to an offer letter dated September 24, 2017 between the Company and Charles Locke, which we refer to as the “Locke Offer Letter”, Mr. Locke is entitled to a base salary of $325,000 which is eligible for discretionary annual increases in January 2019. Pursuant to the Locke Offer Letter, Mr. Locke is entitled to a bonus target of 60% of his annual base salary commencing in 2018 subject to the terms of the Company’s applicable bonus plan and the discretion of the Compensation Committee. The Locke Offer Letter also provides Mr. Locke with a sign-on bonus of $45,000 payable on or before March 15, 2018, provided that if Mr. Locke voluntarily resigns from the Company within one year of the payment date of such sign on bonus, Mr. Locke must refund the amount of such sign-on bonus to the Company. Pursuant to the Locke Offer Letter, Mr. Locke is eligible for annual equity grants of $225,000 subject to the discretion of the Compensation Committee which are expected to be comprised of 50% restricted stock awards that vest 25% on each anniversary date and 50% based on performance based criteria to be determined prior to the date of grant. The Locke Offer Letter also provides that Mr. Locke is entitled to reimbursement for temporary housing costs for up to six months.

On October 12, 2017, the Company and Charles Locke entered into an Agreement, which we refer to as the “Locke Agreement”, a summary of which is provided on page 48 of this Proxy Statement.

Dinkins Offer Letter

Pursuant to an offer letter dated September 22, 2017 between the Company and Anthony Dinkins, which we refer to as the “Dinkins Offer Letter”, Mr. Dinkins is entitled to a base salary of $275,000 which is eligible for discretionary annual increases in January 2019. Pursuant to the Dinkins Offer Letter, Mr. Dinkins is entitled to a bonus target of 60% of his annual base salary commencing in 2018 subject to the terms of the Company’s applicable bonus plan and the discretion of the Compensation Committee. The Dinkins Offer Letter also provides Mr. Dinkins with a sign-on bonus of $2,000, provided that if Mr. Dinkins employment with the Company ceases within 12 months of Mr. Dinkins’ first date of employment with the Company, Mr. Dinkins must refund the amount of such sign-on bonus to the Company. Pursuant to the Dinkins Offer Letter, Mr. Dinkins is eligible for annual equity grants of $190,000 subject to the discretion of the Compensation Committee which are expected to be comprised of 50% restricted stock awards that vest 25% on each anniversary date and 50% based on performance based criteria to be determined prior to the date of grant.

Grants of Plan-Based Awards

The following table provides certain historical information regarding grants of plan-based awards made to the NEOs during the fiscal year ended December 31, 2017:

Name	Grant Date	Approval Date(1)	Estimated Payouts Under Non-Equity Incentive Plan Awards	Estimated Future Payouts Under Equity Incentive Plan Awards Maximum (#)(2)	All Other Stock Awards: Number of Shares or Units (#)(3)	Grant Date Fair Value of Stock Awards(4)
Richard C. Stockinger	3/6/2017	3/5/17	—	—	72,290	$1,500,018
	6/2/2017	3/5/17	—	72,290	—	$932,718
Danny K. Meisenheimer	3/6/2017	3/5/17	—	—	6,627	$137,510
	6/7/2017	3/5/17	—	6,627	—	$61,719
Lynn S. Schweinfurth	3/6/2017	3/5/17	—	—	10,844	$225,013
	6/7/2017	3/5/17	—	10,844	—	$100,991
Maria C. Mayer	—	—	—	—	—	—
Charles E. Locke	—	—	—	—	—	—
Anthony D. Dinkins	—	—	—	—	—	—
Joseph A. Zirkman	3/6/2017	3/5/17	—	—	5,422	$112,507

____________

(1)      The grants of plan-based awards in this table above were approved by our Compensation Committee on March 5, 2017.

(2)      Amounts shown in this column reflect the number of market based performance restricted stock units granted to each NEO pursuant to the Plan during 2017. The June 2, 2017 restricted stock units vest in four tranches over a four-year vesting period and the June 7, 2017 restricted stock units vest in three tranches over a three-year vesting period, subject to continued service and attainment of specified share price of our common stock, as set forth with respect to each award. No threshold or target amounts were established in connection with these awards. If the specific share price for any performance period is not met, any unvested units will be rolled over to the subsequent performance period on a pro rata basis and subject to the attainment of specific share price for such subsequent performance period.

(3)      Amounts shown in this column reflect the number of restricted shares granted to each NEO pursuant to the Plan during 2017. The 2017 restricted shares vest 25% on each anniversary date over four years.

(4)      The value of the restricted shares of common stock granted in 2017 was calculated by multiplying the number of shares awarded by the market closing price of our common stock on the grant date. The grant date fair value for the March 6, 2017 grant was $20.75 per share. The value for the market based performance restricted stock units was calculated by multiplying the number of units awarded by the fair value of the units calculated using a Monte Carlo simulation. The market based performance restricted stock units granted on June 2, 2017 and June 7, 2017 (as amended on September 22, 2017) were valued using the following assumptions: Risk free interest rate of 1.52% and 1.51%, respectively; no expected dividend yield; and expected volatility of 39.06% and 41.72%, respectively. The weighted average grant date fair value for the market based performance restricted stock units granted on June 2, 2017 and June 7, 2017 (as amended on September 22, 2017) was $12.90 and $9.31, respectively.

2012 Stock Incentive Plan. The Plan provides for the grant of stock options and stock appreciation rights, stock awards, performance awards, outside director stock options, and outside director stock awards. Any officer, employee, associate, director and any consultant or advisor providing services to us are eligible to participate in the Plan.

The Plan is administered by the Compensation Committee which approves awards and may base its considerations on recommendations by our Chief Executive Officer. The Compensation Committee has the authority to (1) approve plan participants, (2) approve whether and to what extent stock options, stock appreciation rights, stock awards, and performance awards are to be granted and the number of shares of stock to be covered by each award (other than an outside director award), (3) approve forms of agreement for use under the Plan, (4) determine terms and conditions of awards (including, but not limited to, the option price, any vesting restriction or limitation, any vesting acceleration or waiver or forfeiture, and any right of repurchase, right of first refusal or other transfer restriction regarding any award), (5) modify, amend or adjust the terms and conditions of any award, (6) determine the fair market value, and (7) determine the type and amount of consideration to be received by us for any stock award issued.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information with respect to the value of all equity awards that were not vested at the December 31, 2017 fiscal year end for each of the NEOs.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Richard C. Stockinger	—	—	—	—	—	72,290	(2)	$1,373,510	—		—
	—	—	—	—	—	—		—	72,290	(3)	$1,373,510
Danny K. Meisenheimer	—	—	—	—	—	2,941	(4)	$55,879	—		—
	—	—	—	—	—	1,058	(5)	$20,102	—		—
	—	—	—	—	—	2,925	(6)	$55,575	—		—
	—	—	—	—	—	6,627	(2)	$125,913	—		—
	—	—	—	—	—	—		—	2,116	(7)	$40,204
	—	—	—	—	—	—		—	3,901	(8)	$74,119
	—	—	—	—	—	—		—	6,627	(9)	$125,913
Lynn S. Schweinfurth	—	—	—	—	—	4,384	(4)	$83,296	—		—
	—	—	—	—	—	1,730	(5)	$32,870	—		—
	—	—	—	—	—	4,787	(6)	$90,953	—		—
	—	—	—	—	—	10,844	(2)	$206,036	—		—
	—	—	—	—	—	—		—	3,462	(7)	$65,778
	—	—	—	—	—	—		—	6,383	(8)	$121,277
	—	—	—	—	—	—		—	10,844	(9)	$206,036
Maria C. Mayer	—	—	—	—	—	—		—	—		—
Charles E. Locke	—	—	—	—	—	—		—	—		—
Anthony D. Dinkins	—	—	—	—	—	—		—	—		—
Joseph A. Zirkman(10)	—	—	—	—	—	865	(5)	$16,435	—		—
	—	—	—	—	—	2,394	(6)	$45,486	—		—
	—	—	—	—	—	—		—	1,731	(7)	$32,889
	—	—	—	—	—	—		—	3,192	(8)	$60,648

____________

(1)      The market value of the restricted stock awards was determined based on the closing price of our common stock on the last trading day of the fiscal year, December 29, 2017, which was $19.00.

(2)      Represents restricted shares of common stock that vest in increments of one-fourth on each of March 6, 2018, March 6, 2019, March 6, 2020 and March 6, 2021.

(3)      Represents market based performance restricted stock units that vest in increments of one-fourth on each of March 6, 2018, March 6, 2019, March 6, 2020 and March 6, 2021, subject to continued service and attainment of specified share prices of our common stock. If the specified target stock price for any tranche is not met for the performance period, the cumulative unearned units will be rolled over to subsequent performance period on a pro rata basis and subject to the attainment of target stock price for such subsequent performance period. The specified target stock price for the tranche vesting on March 6, 2018 was not met and 18,073 units were rolled over to subsequent performance periods in March 2018.

(4)      Represents restricted shares of common stock that vest 100% on February 19, 2018.

(5)      Represents restricted shares of common stock granted in 2015 that vest 50% on each of February 27, 2018 and February 27, 2019, subject to the achievement of certain performance criteria. This performance criteria requires the Company to achieve 75% of its EBT target each year in order for the restricted stock to vest at the time the service condition is satisfied. This performance condition prevents shares from vesting at the vesting date if the Company did not achieve at least 75% of its EBT target for the preceding year. The restricted stock awards granted to Ms. Schweinfurth and Mr. Meisenheimer in 2015 were amended in 2017 to remove the Performance Condition applicable to the restricted stock awards vesting on February 27, 2018. The following restricted stock awards were forfeited by the NEOs in February 2018: Mr. Zirkman — 433 shares.

(6)      Represents restricted shares of common stock granted in 2016 that vest in increments of one-third on each of March 2, 2018, March 2, 2019, and March 2, 2020, subject to the achievement of certain performance criteria. This performance criteria requires the Company to achieve at least 75% of its EBT target each year in order for the restricted stock to vest at the time the service condition is satisfied. This performance condition prevents shares from vesting at the vesting date if the Company did not achieve 75% of its EBT target for the preceding year. The restricted stock awards granted to Ms. Schweinfurth and Mr. Meisenheimer in 2016 were amended in 2017 to remove the Performance Condition applicable to the restricted stock awards vesting on March 2, 2018. The following restricted stock awards were forfeited by the NEOs in March 2018: Mr. Zirkman — 798 shares.

(7)      Represents performance restricted stock units that vest on February 27, 2018, subject to the achievement of certain performance criteria. These performance restricted stock units were forfeited in February 2018 as the Company did not achieve the required performance criteria.

(8)      Represents performance restricted stock units that vest on March 2, 2019, subject to the achievement of certain performance criteria.

(9)      Represents market performance-based restricted stock units that vest in increments of one-third on each of March 6, 2018, March 6, 2019 and March 6, 2020, subject to continued service and attainment of specified share prices of our common stock. If the target stock price for any performance period is not met, the cumulative unearned units will be rolled over to subsequent performance period on a pro rata basis and subject to the attainment of the target stock price of such subsequent performance period. The target stock price for the tranche vesting on March 6, 2018 was not met. The following units were rolled over to subsequent tranches in March 2018: Mr. Meisenheimer – 2,209 units and Ms. Schweinfurth – 3,615 units.

(10)   Mr. Zirkman was terminated as Senior Vice President, General Counsel and Secretary effective June 7, 2017. All unvested restricted shares of common stock not subject to Company performance criteria held by Mr. Zirkman were accelerated and vested upon termination.

Options Exercised and Stock Vested

The following table provides summary information about options exercised by our NEOs and shares of restricted stock that vested during the fiscal year ended December 31, 2017.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Richard C. Stockinger	—	—	—	—
Danny K. Meisenheimer	—	—	2,292	$64,833
Lynn S. Schweinfurth	—	—	4,430	$125,409
Maria C. Mayer	—	—	—	—
Charles E. Locke	—	—	—	—
Anthony D. Dinkins	—	—	—	—
Joseph A. Zirkman	—	—	11,909	$268,591

____________

(1)      Based on the closing price of our common stock on the date of vesting.

Non-Qualified Deferred Compensation

We have adopted a Deferred Compensation Plan for employees not eligible to participate in our Retirement Savings Plan, which we refer to as the “Retirement Plan”, because they have been excluded as “highly compensated” employees (as so defined in the Retirement Plan), to voluntarily defer portions of their base salary and annual bonus. An eligible employee may elect, on a deferral agreement, to defer all or a specified percentage of base salary and, if applicable, all or a specified percentage of cash bonuses. All amounts deferred by the participants earn interest at 8% per annum. We do not match any portion of the funds.

The following table describes contributions, earnings and balances at December 31, 2017 under our Deferred Compensation Plan.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)(2)
Richard C. Stockinger	—	—	—	—	—
Danny K. Meisenheimer	$16,049	—	$5,767	$(135,818)	$26,658
Lynn S. Schweinfurth	$50,804	—	$22,423	—	$325,702
Maria C. Mayer	—	—	—	—	—
Charles E. Locke	—	—	—	—	—
Anthony D. Dinkins	—	—	—	—	—
Joseph A. Zirkman	$10,482	—	$15,890	$(216,580)	—

____________

(1)      Earnings represent the interest earned on amounts deferred at 8.0% per annum.

(2)      Amounts reported in this column include contributions made by the NEO prior to 2017.

Potential Payments upon Termination or Change-of-Control

Stockinger Employment Agreement

The Stockinger Employment Agreement provides that if Mr. Stockinger’s employment with the Company is terminated by the Company for Cause (as defined in the Stockinger Employment Agreement) or if his employment with the Company ends due to death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or voluntary termination of employment by Mr. Stockinger without Good Reason (as defined in the Stockinger Employment Agreement), he shall be entitled to receive (i) any earned but unpaid compensation, (ii) solely with respect to Mr. Stockinger’s termination for death or “permanent and total disability”, any earned but unpaid bonus for any completed year prior to the date of termination and (iii) the Accrued Benefits.

The Stockinger Employment Agreement also provides that if Mr. Stockinger’s employment with the Company is terminated by the Company without Cause or for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, he shall be entitled to receive (i) 1.5 times his then base salary, to be paid at least monthly, for a period of twelve months, (ii) any earned but unpaid bonus for any completed year prior to the date of termination plus a pro rata portion of any annual bonus that Mr. Stockinger would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the payment by the Company of premium payments for a period of up to twelve months if Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to the Consolidated Omnibus Budget Reconciliation Act, which we refer to as “COBRA”, (iv) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination and (v) the Accrued Benefits (except as otherwise may be provided in connection with a Change of Control).

If within one year after the occurrence of a Change of Control (as defined in the Stockinger Employment Agreement), Mr. Stockinger’s employment with the Company is terminated by the Company without Cause and for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, then Mr. Stockinger shall be entitled to (i) 2.0 times his then base salary, payable in a lump sum (ii) any earned but unpaid bonus for any completed year prior to the date of termination plus a pro rata portion of any annual bonus that Mr. Stockinger would have been entitled to receive with respect to the fiscal year of termination had his employment not been terminated, (iii) the acceleration of the vesting provisions of Mr. Stockinger’s outstanding unvested time-based restricted stock awards, (iv) the acceleration of the vesting provisions of a portion of Mr. Stockinger’s outstanding performance-based restricted stock unit awards that would have vested as of the scheduled vesting date if the Company were to have achieved the target performance level for the performance period, if (x) such awards are not continued by the Compensation Committee or not assumed or replaced in an equitable manner by the successor entity after a Change of Control or (y) such awards are continued by the Compensation Committee, or are assumed or replaced in an equitable manner by the successor entity after a Change of Control and, within one year after the date of Change of Control, Mr. Stockinger’s employment is terminated without Cause and for reasons other than death or “permanent disability” or voluntarily terminated by

Mr. Stockinger for Good Reason, (v) the payment by the Company of premium payments for a period of up to twelve months if Mr. Stockinger and his dependents elect coverage under the Company’s health insurance plan pursuant to COBRA, (vi) executive outplacement services in an amount not to exceed $25,000 to be incurred no later than the end of the second year following the year of termination and (vii) the Accrued Benefits.

The following table summarizes estimated benefits that would have been payable to Mr. Stockinger (a) if his employment had been terminated on December 31, 2017 (i) by us for Cause (as defined in the Stockinger Employment Agreement) or if his employment with the Company ends due to death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) or voluntary termination of employment by Mr. Stockinger without Good Reason (as defined in the Stockinger Employment Agreement) or (ii) by the Company without Cause or for reasons other than death or “permanent and total disability” or is voluntarily terminated by Mr. Stockinger for Good Reason, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or By Employee for Good Reason	Terminated for Cause or By Employee Without Good Reason	Disability	Death	Change of Control
Severance(1)	$825,000	$—	$—	$—	$1,100,000
Bonus(2)	—	—	—	—	—
Accrued Vacation(3)	33,847	33,847	33,847	33,847	33,847
Deferred Compensation Plan(4)	—	—	—	—	—
Outplacement	25,000	—	25,000	—	25,000
COBRA(5)	13,325	—	—	—	—
Equity(6)	1,373,510	—	1,636,319	1,636,319	1,716,897

Total	$2,270,682	$33,847	$1,695,166	$1,670,166	$2,875,744

____________

(1)      Reflects a cash lump sum payment in the amount equal to one and one-half year salary in effect on December 31, 2017.

(2)      No bonus earned for the 2017 year.

(3)      Amount represents 128 hours of accrued but unpaid vacation as of December 31, 2017 based on the annual salary of $550,000 from time of hire.

(4)      Mr. Stockinger did not participate in the deferred compensation plan.

(5)      Cobra coverage will be paid for one year.

(6)      For the market based performance restricted stock units granted to Mr. Stockinger in 2017, if Mr. Stockinger’s employment with the Company terminates due to death or disability prior to the end of a performance period, a portion of the units shall immediately vest. The number of units that will vest is calculated as the number of units that would vest as of the applicable scheduled vesting date, if the Company were to achieve the applicable target stock price for the applicable performance period, multiplied by a fraction. The numerator of the fraction is the number of days between the grant date and the date Mr. Stockinger’s employment ended, and the denominator is the number of days in the applicable performance period. If Mr. Stockinger’s employment with the Company is terminated by us without cause (as defined under the applicable award agreement) or by Mr. Stockinger for good reason (as defined under the applicable award agreement), the market based performance restricted stock units shall continue until the scheduled vesting dates and be subject to the market performance criteria for the applicable performance period. If Mr. Stockinger’s employment with the Company is terminated by us for cause, or if Mr. Stockinger retires or otherwise voluntarily terminates his employment with the Company, the market based performance restricted stock units will be forfeited. If Mr. Stockinger’s employment with the Company is terminated due to change of control (as defined under the applicable award agreement), (i) if the award of market based performance restricted stock units is not continued by the Compensation Committee, or not assumed or replaced in an equitable manner to the holder by the successor entity or company after a change of control, then a portion of the market based performance restricted stock units that would have vested as of the applicable scheduled vesting date if the Company were to have achieved the applicable target market price for the applicable performance period shall immediately vest, and (ii) if the award of market based performance restricted stock units is continued by the Compensation Committee, or is assumed or replaced in an equitable manner to the holder by the successor entity or company after a change of control and if Mr. Stockinger’s employment is terminated within one year after the date of the occurrence of a change of control by the Company without cause and for reasons other than death or disability or voluntarily, by Mr. Stockinger for good reason, a portion of the market based performance restricted stock units that would have vested as of the applicable scheduled vesting date if the Company were to have achieved the applicable target market price for the applicable performance period shall immediately vest. For time-based restricted shares of common stock granted to Mr. Stockinger in 2017, all unvested shares of restricted stock held by Mr. Stockinger will automatically vest under the terms of the Plan and the award agreement upon a termination by us without cause (as defined under the Plan and the award agreement), or by Mr. Stockinger for good reason (as defined under the applicable award agreement), or due to death or disability. The amounts are based on the unvested shares held by Mr. Stockinger at December 31, 2017 and the closing price of our common stock on December 29, 2017 of $19.00 (the last trading day of fiscal 2017).

Meisenheimer Agreement

The Meisenheimer Agreement provides that upon a termination of Mr. Meisenheimer’s employment by the Company without Cause (as defined in the Meisenheimer Agreement), termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer with Good Reason (other than in the case of a material diminution of Mr. Meisenheimer’s authority, duties or responsibilities) and termination of Mr. Meisenheimer’s employment by Mr. Meisenheimer for any reason during the period that is between six months and twelve months following the commencement date of employment of a new Chief Executive Officer of the Company, Mr. Meisenheimer is entitled to (i) an amount equal to two times Mr. Meisenheimer’ s highest annual base salary in effect prior to the date Mr. Meisenheimer’s employment is terminated and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the Meisenheimer Agreement) for the year in which Mr. Meisenheimer’s employment is terminated (plus earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Meisenheimer’s employment is terminated).

The following table summarizes estimated benefits that would have been payable to Mr. Meisenheimer (a) if his employment had been terminated on December 31, 2017 (i) by us without Cause or by Mr. Meisenheimer for Good Reason, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or By Employee for Good Reason	Disability	Death	Change of Control
Severance(1)	$660,000	$—	$—	$—
Bonus(2)	175,000	—	—	—
Accrued Vacation(3)	19,038	19,038	19,038	19,038
Deferred Compensation Plan(4)	26,658	26,658	26,658	26,658
Equity(5)	181,792	403,733	403,733	413,763

Total	$1,062,488	$449,429	$449,429	$459,459

____________

(1)      Reflects a cash lump sum payment in the amount equal to two times the base salary in effect at December 31, 2017.

(2)      Reflects an amount equal to the Meisenheimer 2016 Bonus paid in 2017 pursuant to the Meisenheimer Agreement.

(3)      Amount represents three weeks of accrued but unpaid vacation as of December 31, 2017 based on the annual salary of $330,000 in effect at December 31, 2017.

(4)      Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on December 31, 2017.

(5)      For restricted stock grants prior to 2015, all unvested shares of restricted stock held by the NEO will automatically vest under the terms of the Plan and the applicable award agreement upon a termination by us without cause (as defined under the Plan and the applicable award agreement), or by the NEO for good reason (as defined under the applicable award agreement), or due to death or disability.

For the restricted stock grant in 2015 and 2016 and for performance stock unit awards, in the event the NEO is terminated by the Company without cause (as defined under the Plan and the applicable award agreement) or the NEO terminates his or her employment for good reason (as defined under the applicable award agreement), the unvested portion of the restricted stock award and performance stock unit awards shall continue to vest on the scheduled vesting dates, provided that the performance criteria set forth in the award agreement is met with regard to each vesting period. For restricted stock grants, all unvested shares of restricted stock held by the NEO will automatically vest under the terms of the Plan and the applicable award agreement upon a termination for death or disability. For performance stock unit awards, upon the NEO’s death or disability, a prorated portion of such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest. With respect to a change of control of Fiesta Restaurant Group, (i) all unvested shares of restricted stock will automatically vest under the terms of the Plan and the applicable award agreement and (ii) if the performance stock unit awards (a) are not continued by the Compensation Committee, or not assumed or replaced in an equitable manner to the holder by the successor entity or company after a change in control, then such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest and (b) are continued by the Compensation Committee, or are assumed or replaced in an equitable manner to the holder by the successor entity or company after a change of control and if the holder of such performance stock unit award is terminated by the Company for reasons other than cause (as defined under the Plan and the applicable award agreement) or the result of a voluntary termination by the holder, or employment is terminated by the holder for good reason (as defined under the applicable award agreement) within one year of the date of the change of control, such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest. For purposes of the table above under the column, “Change of Control” it is assumed that the performance stock unit awards have vested at the target performance level.

For the market based performance restricted stock units granted to the NEO in 2017, if the NEO’s employment with the Company terminates due to death or disability prior to the end of a performance period, a portion of the units shall immediately vest. The number of units that will vest is calculated as the number of units that would vest as of the applicable scheduled vesting date, if the Company were to achieve the applicable target stock price for the applicable performance period, multiplied by a fraction. The numerator of the fraction is the number of days between the grant date and the date the NEO’s employment ended, and the denominator is the number of days in the applicable performance period. If the NEO’s employment with the Company is terminated by us without cause (as defined under the applicable award agreement) or by the NEO for good reason (as defined under the applicable award agreement), the market performance-based restricted stock units shall continue until the scheduled vesting dates and be subject to the market performance criteria for the applicable performance period. If the NEO’s employment with the Company is terminated due to change in control (as defined under the Plan) (i) if, pending the change in control, the Compensation Committee determines that the award of market based performance restricted stock units will not continue after the change in control or that the successor entity (or its parent) will not agree to provide for the assumption or replacement of the award of market based performance restricted stock units with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of the award of market based performance restricted stock units at the time of the change in control, then a portion of the market based performance restricted stock units shall vest and be settled within 30 days of the date of the Compensation Committee action to accelerate vesting. That portion shall be equal to the number of market based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period and (ii) if, in connection with the change in control, (i) above is not applicable and the award of market based performance restricted stock units is continued, assumed or replaced in the manner described in (i) above and if within one year after that change in control the NEO’s employment with the Company (or with any successor entity) is terminated by the Company for reasons other than cause or the result of a voluntary termination by the NEO, or employment is terminated by the NEO for good reason then, a portion of the market based performance restricted stock units shall immediately vest and be settled within 30 days after the date of the NEO’s termination of employment. That portion shall be equal to the number of market based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period.

The amount is based on the unvested shares held by the NEO at December 31, 2017 and the closing price of our common stock on December 29, 2017 of $19.00 (the last trading day of fiscal 2017).

Schweinfurth Agreement

The Schweinfurth Letter Agreement provides that upon a termination of Ms. Schweinfurth’s employment by the Company without Cause (as defined in the Schweinfurth Agreement) or termination of Ms. Schweinfurth’s employment by Ms. Schweinfurth with Good Reason (as defined in the Schweinfurth Agreement), Ms. Schweinfurth is entitled to (i) an amount equal to one times Ms. Schweinfurth’s highest annual base salary in effect prior to the date Ms. Schweinfurth’s employment is terminated and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the Schweinfurth Agreement) for the year in which Ms. Schweinfurth’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Ms. Schweinfurth’s employment is terminated).

The following table summarizes estimated benefits that would have been payable to Ms. Schweinfurth (a) if her employment had been terminated on December 31, 2017 (i) by us without Cause or by Ms. Schweinfurth for Good Reason, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or by Employee for Good Reason	Disability	Death	Change of Control
Severance(1)	$352,000	$—	$—	$—
Bonus(2)	150,000	—	—	—
Accrued Vacation(3)	20,308	20,308	20,308	20,308
Deferred Compensation Plan(4)	325,702	325,702	325,702	325,702
Equity(5)	289,332	652,481	652,481	668,895

Total	$1,137,342	$998,491	$998,491	$1,014,905

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 31, 2017.

(2)      Reflects an amount equal to the Schweinfurth 2016 Bonus paid in 2017 pursuant to the Schweinfurth Agreement.

(3)      Amount represents three weeks of accrued but unpaid vacation as of December 31, 2017 based on the annual salary of $352,000 in effect at December 31, 2017.

(4)      Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on December 31, 2017.

(5)      For restricted stock grants prior to 2015, all unvested shares of restricted stock held by the NEO will automatically vest under the terms of the Plan and the applicable award agreement upon a termination by us without cause (as defined under the Plan and the applicable award agreement), or by the NEO for good reason (as defined under the applicable award agreement), or due to death or disability.

For the restricted stock grant in 2015 and 2016 and for performance stock unit awards, in the event the NEO is terminated by the Company without cause (as defined under the Plan and the applicable award agreement) or the NEO terminates his or her employment for good reason (as defined under the applicable award agreement), the unvested portion of the restricted stock award and performance stock unit awards shall continue to vest on the scheduled vesting dates, provided that the performance criteria set forth in the award agreement is met with regard to each vesting period. For restricted stock grants, all unvested shares of restricted stock held by the NEO will automatically vest under the terms of the Plan and the applicable award agreement upon a termination for death or disability. For performance stock unit awards, upon the NEO’s death or disability, a prorated portion of such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest. With respect to a change of control of Fiesta Restaurant Group, (i) all unvested shares of restricted stock will automatically vest under the terms of the Plan and the applicable award agreement and (ii) if the performance stock unit awards (a) are not continued by the Compensation Committee, or not assumed or replaced in an equitable manner to the holder by the successor entity or company after a change in control, then such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest and (b) are continued by the Compensation Committee, or are assumed or replaced in an equitable manner to the holder by the successor entity or company after a change of control and if the holder of such performance stock unit award is terminated by the Company for reasons other than cause (as defined under the Plan and the applicable award agreement) or the result of a voluntary termination by the holder, or employment is terminated by the holder for good reason (as defined under the applicable award agreement) within one year of the date of the change of control, such performance stock unit award that would have vested as of the scheduled vesting date if the Company were to achieve the target performance level for the performance period shall immediately vest. For purposes of the table above under the column, “Change of Control” it is assumed that the performance stock unit awards have vested at the target performance level.

For the market performance-based restricted stock units granted to the NEO in 2017, if the NEO’s employment with the Company terminates due to death or disability prior to the end of a performance period, a portion of the units shall immediately vest. The number of units that will vest is calculated as the number of units that would vest as of the applicable scheduled vesting date, if the Company were to achieve the applicable target stock price for the applicable performance period, multiplied by a fraction. The numerator of the fraction is the number of days between the grant date and the date the NEO’s employment ended, and the denominator is the number of days in the applicable performance period. If the NEO’s employment with the Company is terminated by us without cause (as defined under the applicable award agreement) or by the NEO for good reason (as defined under the applicable award agreement), the market performance-based restricted stock units shall continue until the scheduled vesting dates and be subject to the market performance criteria for the applicable performance period. If the NEO’s employment with the Company is terminated due to change in control (as defined in the applicable award agreement) (i) if, pending the change in control, the Compensation Committee determines that the award of market based performance restricted stock units will not continue after the change in control or that the successor entity (or its parent) will not agree to provide for the assumption or replacement of the award of market based performance restricted stock units with a comparable equity-based award covering shares of the successor entity (or its parent) that would equitably preserve the compensation element of the award of market based performance restricted stock units at the time of the change in control, then a portion of the market based performance restricted stock units shall vest and be settled within 30 days of the date of the Compensation Committee action to accelerate vesting. That portion shall be equal to the number of market based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period and (ii) if, in connection with the change in control, (i) above is not applicable and the award of market based performance restricted stock units is continued, assumed or replaced in the manner described in (i) above and if within one year after that change in control the NEO’s employment with the Company (or with any successor entity) is terminated by the Company for reasons other than cause or the result of a voluntary termination by the NEO, or employment is terminated by the NEO for good reason then, a portion of the market based performance restricted stock units shall immediately vest and be settled within 30 days after the date of the NEO’s termination of employment. That portion shall be equal to the number of market based performance restricted stock units that would vest as of the scheduled vesting date if the Company were to achieve the target market price for the performance period.

The amount is based on the unvested shares held by the NEO at December 31, 2017 and the closing price of our common stock on December 29, 2017 of $19.00 (the last trading day of fiscal 2017).

Other Named Executive Officers

Zirkman Agreement

The Zirkman Agreement provides that upon a termination of Mr. Zirkman’s employment by the Company without Cause (as defined in the Zirkman Agreement) or termination of Mr. Zirkman’s employment by Mr. Zirkman with Good Reason (as defined in the Zirkman Agreement), Mr. Zirkman is entitled to (i) an amount equal to one times Mr. Zirkman ‘s highest annual base salary in effect prior to the date Mr. Zirkman’s employment is terminated and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the Zirkman Agreement) for the year in which Mr. Zirkman’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Zirkman’s employment is terminated).

The Zirkman Separation Agreement provides that in exchange for Mr. Zirkman’s agreement to be bound by the terms of the Zirkman Separation Agreement, Mr. Zirkman is entitled to the (i) the Severance Payment and Severance Bonus; (ii) his accrued but unused vacation, less applicable deductions and withholding; (iii) his unreimbursed business expenses (to the extent reimbursable under the Company’s reimbursement policies and provided appropriate receipts are submitted) and (iv) outplacement services up to $600.

The following table summarizes benefits payable to Mr. Zirkman upon his termination of employment on June 7, 2017, the date on which Mr. Zirkman’s employment with the Company was terminated.

Termination at June 7, 2017 ($)
Severance(1)	$326,701
Bonus(2)	—
Accrued Vacation(3)	17,800
Deferred Compensation Plan(4)	216,580
Equity(5)	193,346
Outplacement services	600

Total	$755,027

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at June 7, 2017.

(2)      No bonus was earned in 2017.

(3)      Amount represents three weeks of accrued but unpaid vacation as of termination based on the annual salary of $326,700 in effect at June 7, 2017, and paid at termination.

(4)      Reflects a cash lump sum payment in the amount value of the Deferred Compensation Plan on June 7, 2017.

(5)      Represents the value of the 9,251 restricted shares of common stock that accelerated and vested on June 7, 2017 upon Mr. Zirkman’s termination of employment with the Company based on the closing price of our common stock on that date of $20.90.

Locke Agreement

The Locke Agreement provides that upon a termination of Mr. Locke’s employment by the Company without Cause (as defined in the Locke Agreement) or termination of Mr. Locke’s employment by Mr. Locke with Good Reason (as defined in the Locke Agreement), Mr. Locke is entitled to (i) an amount equal to one times Mr. Locke’s highest annual base salary in effect prior to the date Mr. Locke’s employment is terminated (plus interest equal to the Prime Rate (as defined in the Locke Agreement) plus three percent, with such interest accruing from the date of termination of employment until the date of payment) and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the Locke Agreement) for the year in which Mr. Locke’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Mr. Locke’s employment is terminated).

The following table summarizes estimated benefits that would have been payable to Mr. Locke (a) if his employment had been terminated on December 31, 2017 (i) by us without Cause or by Mr. Locke for Good Reason, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or By Employee for Good Reason	Disability	Death	Change of Control
Severance(1)	$325,000	$—	$—	$—
Bonus(2)	—	—	—	—
Accrued Vacation(3)	18,750	18,750	18,750	18,750
Deferred Compensation Plan(4)	—	—	—	—
Equity(5)	—	—	—	—

Total	$343,750	$18,750	$18,750	$18,750

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 31, 2017.

(2)      No bonus was earned in 2017.

(3)      Amount represents three weeks of accrued but unpaid vacation as of December 31, 2017 based on the annual salary of $325,000 in effect at December 31, 2017.

(4)      Mr. Locke did not participate in the deferred compensation plan.

(5)      No equity awards were awarded to the NEO in 2017.

Mayer Agreement

The Mayer Agreement provides that upon a termination of Ms. Mayer’s employment by the Company without Cause (as defined in the Mayer Agreement) or termination of Ms. Mayer’s employment by Ms. Mayer with Good Reason (as defined in the Mayer Agreement), Ms. Mayer is entitled to (i) an amount equal to one times Ms. Mayer’s highest annual base salary in effect prior to the date Ms. Mayer’s employment is terminated (plus interest equal to the Prime Rate (as defined in the Mayer Agreement) plus three percent, with such interest accruing from the date of termination of employment until the date of payment) and (ii) an amount equal to a pro rata portion of the aggregate bonus under the Company’s Executive Bonus Plan (as defined in the Mayer Agreement) for the year in which Ms. Mayer’s employment is terminated (plus any earned and unpaid bonus amounts under the Company’s Executive Bonus Plan for the year prior to the year in which Ms. Mayer employment is terminated).

The following table summarizes estimated benefits that would have been payable to Ms. Mayer (a) if her employment had been terminated on December 31, 2017 (i) by us without Cause or by Ms. Mayer for Good Reason, (ii) upon disability, (iii) upon death, or (b) upon a change of control of Fiesta Restaurant Group.

	Terminated Without Cause or By Employee for Good Reason	Disability	Death	Change of Control
Severance(1)	$325,000	$—	$—	$—
Bonus(2)	—	—	—	—
Accrued Vacation(3)	18,750	18,750	18,750	18,750
Deferred Compensation Plan(4)	—	—	—	—
Equity(5)	—	—	—	—

Total	$343,750	$18,750	$18,750	$18,750

____________

(1)      Reflects a cash lump sum payment in the amount equal to one year of base salary in effect at December 31, 2017.

(2)      No bonus was earned in 2017.

(3)      Amount represents three weeks of accrued but unpaid vacation as of December 31, 2017 based on the annual salary of $325,000 in effect at December 31, 2017.

(4)      Ms. Mayer did not participate in the deferred compensation plan for 2017.

(5)      No equity awards were awarded to the NEO in 2017.

Dinkins Agreement

If Mr. Dinkins employment had been terminated on December 31, 2017 for any reason, he would have been entitled to $15,865 for accrued vacation.

DIRECTOR COMPENSATION

The following table summarizes the compensation we paid to our non-employee directors during the fiscal year ended December 31, 2017. Compensation information for Richard Stockinger, who has served as Chief Executive Officer and President since February 28, 2017, is set forth in the Summary Compensation Table above.

Name	Fees Earned or Paid in Cash(1) ($)	Stock Award(2) ($)		Option Award ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Stacey Rauch	$77,500	$95,011		—	—	—	—	$172,511
Barry J. Alperin	$65,000	$75,010		—	—	—	—	$140,010
Nicholas Daraviras	$55,000	$75,010		—	—	—	—	$130,010
Stephen P. Elker	$73,125	$75,010		—	—	—	—	$148,135
Brian P. Friedman	$55,625	$75,010		—	—	—	—	$130,635
Jack A. Smith	$69,375	$75,010		—	—	—	—	$144,385
Paul E. Twohig	$50,625	$175,025	(3)	—	—	—	—	$225,650
Nicholas P. Shepherd	$41,250	$175,016	(4)	—	—	—	—	$216,266

____________

(1)      The amounts listed in this column include the payment of director fees.

(2)      On June 7, 2017, Mr. Smith, Mr. Friedman, Mr. Elker, Mr. Daraviras, Mr. Shepherd, Mr. Twohig, and Mr. Alperin were each granted 3,589 restricted shares of common stock valued at $20.90 per share under the Plan. On June 7, 2017, Ms. Rauch was granted 4,546 restricted shares of common stock valued at $20.90 per share under the Plan. The restricted common stock granted to Ms. Rauch, Mr. Friedman, Mr. Elker, Mr. Daraviras, Mr. Alperin, Mr. Shepherd, Mr. Twohig and Mr. Smith fully vests on the first anniversary of the grant date. The amounts shown in this column represent the fair value of restricted common stock granted and approved by the Compensation Committee and is consistent with the grant date fair value of the award computed in accordance with FASB ASC Topic 718. There were no forfeitures in 2017 by these individuals.

(3)      On March 6, 2017, Mr. Twohig was granted 4,820 restricted shares of common stock valued at $20.75 per share under the Plan, which will vest in equal installments over five years in connection with his appointment as a non-employee director to our board of directors.

(4)      On April 28, 2017, Mr. Shepherd was granted 4,107 restricted shares of common stock valued at $24.35 per share under the Plan, which will vest in equal installments over five years in connection with his appointment as a non-employee director to our board of directors.

We use a combination of cash and stock-based compensation to attract and retain qualified non-employee directors to serve on our board of directors. The members of our board of directors, except for any member who is an executive officer or employee, each will receive a fee for serving on our board or board committees. Non-employee directors will receive compensation for board service as follows:

•         Our board members each receive an annual retainer of $50,000 for serving as a director, except that the Chairman of our board of directors receives an annual retainer of $65,000.

•         The Chairman of our Audit Committee receives an additional fee of $15,000 per year and each other member of our Audit Committee receives an additional fee of $7,500 per year.

•         The Chairman of our Compensation Committee receives an additional fee of $10,000 per year and each other member of our Compensation Committee receives an additional fee of $5,000, per year.

•         The Chairman of our Corporate Governance and Nominating Committee receives an additional fee of $5,000 per year and each other member of our Corporate Governance and Nominating Committee receives an additional fee of $2,500.

•         The Chairman of our Finance Committee receives an additional fee of $5,000 per year and each other member of our Finance Committee receives an additional fee of $2,500.

•         On the date of our 2017 Annual Meeting of Shareholders each non-executive member of our board of directors received a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Plan) of $75,010 on the date of grant, which will fully vest on the first anniversary of the date of grant, other than the Chairman of our board of directors who received a number of shares of our restricted common stock having an aggregate fair market value (as such term is defined in the Plan) of $95,011.

•         Members of our board of directors do not receive separate attendance fees for attending meetings. All directors are reimbursed for all reasonable expenses they incur while acting as directors, including as members of any committee of our board of directors.

•         If any Special Committees are created during the year, the chairman of such committee receives a retainer of $7,500 per annum (prorated for the time that the committee is active), and each non-executive member of the board serving on such Special Committee receives a retainer of $2,500 per annum (prorated for the time that the committee is active).

•         Pursuant to the Plan, upon becoming a director, any future director will receive a number of shares of our restricted common stock having an aggregate fair market value (as defined in the Plan) of $100,000 which will vest in equal installments over five years.

Board of Directors Stock Ownership Guidelines

Members of our board of directors are expected to acquire and continue to hold shares of our Common Stock having an aggregate market value which equals or exceeds three times the annual retainer paid to a director within five years of being named a director. Only actual shares owned by each director including direct and indirect ownership as reported to the SEC, count toward compliance with these guidelines.

Pay Ratio Disclosure

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the ratio of the median annual total compensation of our employees (other than our CEO) and the annual total compensation of our CEO. This pay ratio is a reasonable estimate calculated in accordance with applicable SEC rules based on our payroll and employment records and the methodology described below.

We determined our median employee based on 2017 total compensation of our temporary employees and annualized total compensation of our part-time and full-time employees who were employed on December 17, 2017, other than our CEO. Our median employee was a part-time employee who was hired in October 2017 and worked a total of 1577.6 hours on an annualized basis. Our CEO, who began serving in such capacity beginning on February 28, 2017, received sign-on equity share awards in 2017 with a grant date fair value of $2,432,735. This sign-on equity is intended to represent awards for fiscal years 2017 to 2020. Commencing with the Company’s 2021 fiscal year (or such earlier time as may be determined by the Compensation Committee in its sole discretion), Mr. Stockinger will be entitled to receive additional long-term incentive awards as determined by the Compensation Committee.

To identify the median employee, we used W-2 gross earnings (Box 5) for 2017 for our temporary employees and annualized W-2 gross earnings (Box 5) for 2017 for our part-time and full-time employees. We did not apply a cost of living differential for the purpose of selecting the median employee or the CEO comparison. We annualized the median employee’s total compensation based on the number of days the median employee was employed during the pay periods included in the 2017 W-2. We annualized the CEO’s compensation by using a full year base salary.

Hourly part-time team members are the overwhelming majority of the Company’s employee population.

Based on the foregoing, our estimate of the ratio of the annualized total compensation of our CEO, which reflects the amount of the sign-on equity share award granted in 2017 (which is intended to represent awards for fiscal years 2017 to 2020), to the median of the annualized total compensation of all our other employees is as follows:

Median employee total annualized compensation	$13,409
CEO total annualized compensation	$3,532,735
Ratio	263.5:1

Our estimate of the ratio of the annualized total compensation of our CEO, which reflects 1/4th of the sign-on equity award granted in 2017 (the amount which is allocable to 2017), to the median of the annualized total compensation of all our other employees is as follows:

Median employee total annualized compensation	$13,409
CEO total annualized compensation	$1,708,184
Ratio	127.4:1

Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

PROPOSAL 2 — ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS AS DESCRIBED IN THIS
PROXY STATEMENT UNDER “EXECUTIVE COMPENSATION”

We are providing our shareholders an opportunity to cast a vote to approve, on an advisory (non-binding) basis, the compensation of our Named Executive Officers as described in this Proxy Statement under “Executive Compensation”.

The Compensation Committee continually reviews the compensation programs for our Named Executive Officers to ensure they achieve the desired goals of encouraging and rewarding executives to contribute to the achievement of the Company’s business objectives and to attract, retain and motivate talented executives to perform at the highest level and contribute significantly to the Company’s success. The program is intended to align the interests of the Named Executive Officers with those of shareholders, provide an appropriate and balanced mix of short-term and long-term compensation elements, and reward the achievement of performance measures that are directly related to the Company’s financial goals.

The Compensation Committee believes that the amounts of 2017 actual total compensation for the Named Executive Officers are consistent with these objectives. The compensation of the Named Executive Officers is described in the Compensation Discussion and Analysis, the compensation tables and the accompanying narrative on pages 23 to 49 of this Proxy Statement. The Compensation Discussion and Analysis section and the accompanying tables and narrative provide a comprehensive review of the Company’s executive compensation program and its elements, objectives and rationale. Shareholders are urged to read this disclosure before voting on this proposal.

We are asking our shareholders to indicate their support for our Named Executive Officers’ compensation as described in this Proxy Statement under “Executive Compensation”. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on our Named Executive Officers’ compensation. The Company is open to receiving feedback from shareholders, and currently provides shareholders with the opportunity to cast an advisory vote to approve our Named Executive Officer’s compensation every year. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our shareholders to vote “FOR” the following non-binding resolution at the 2018 Annual Meeting. For the reasons stated above, the board is requesting approval of the following non-binding resolution:

RESOLVED, that the shareholders of Fiesta Restaurant Group, Inc. (the “Company”) approve, on an advisory basis, the compensation of the Company’s Named Executive Officers as disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narrative in the Proxy Statement for the Company’s 2018 Annual Meeting of Shareholders.

This advisory resolution will be considered approved if it receives an affirmative vote of the majority of the shares present at the 2018 Annual Meeting and entitled to vote on the subject matter. The shareholder vote on this proposal will be non-binding on the Company and the board and will not be construed as overruling a decision by the Company or the board. However, the board and the Compensation Committee value the opinions that shareholders express in their votes and will consider the outcome of the vote when making future executive compensation decisions as they deem appropriate.

The board of directors recommends a vote FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation”. Proxies received in response to this solicitation will be voted FOR the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in this Proxy Statement under “Executive Compensation” unless otherwise specified in the proxy.

PROPOSAL 3 — APPROVAL OF AMENDMENT TO THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual meeting of Shareholders

After careful consideration, the Corporate Governance and Nominating Committee and the board of directors recommend that the Company’s shareholders approve an amendment to our Restated Certificate of Incorporation to declassify the board of directors and provide that all directors elected at or after the 2019 Annual Meeting of Shareholders be elected on an annual basis (the “Declassification Amendment”) as described below and set forth on Appendix A to this Proxy Statement.

Background of the Proposal

The board of directors is committed to good corporate governance and has considered the advantages and disadvantages of maintaining a classified board of directors structure. At the time of our spin-off from our former parent company, Carrols Restaurant Group, Inc. in April 2012, the board of directors believed that a classified board of directors structure was an important piece of the Company’s governance structure in order to promote continuity and stability, and was in the best interests of the Company and its shareholders. At the same time, the board of directors recognizes that many investors view a classified board of directors as having the effect of reducing the accountability of directors to shareholders because a classified board of directors limits the ability of shareholders to evaluate and elect all directors on an annual basis. After careful consideration of the issue and taking into account feedback from shareholders, the Corporate Governance and Nominating Committee and the board of directors have determined that amending the Restated Certificate of Incorporation to provide for the annual election of all directors beginning at the 2019 Annual Meeting of Shareholders is in the best interests of the Company and its shareholders.

The Declassification Amendment

Section (A) of Article NINTH in the Restated Certificate of Incorporation currently provides that the board of directors shall be classified into three staggered classes, with each class to hold office for a three-year term. If the Company’s shareholders approve the Declassification Amendment at this meeting, the annual election of all directors would begin with the directors elected at the 2019 Annual Meeting of Shareholders. If the Declassification Amendment is approved, and once the Declassification Amendment is effective, the two directors who will be elected at the 2018 Annual Meeting will serve for a one-year term ending at the 2019 Annual Meeting and then all of our directors will stand for election for a one-year term at the 2019 Annual Meeting of Shareholders.

Declassification of the board of directors requires changes to Section (A) of Article NINTH and a conforming change to Section (B) of Article NINTH of the Company’s Restated Certificate of Incorporation to remove the reference to the classified board of directors structure. The text of the proposed revisions to Article NINTH, Sections (A) and (B) of the Restated Certificate of Incorporation, marked to show the proposed deletions and insertions, is attached as Appendix A to this proxy statement. This description of the proposed amendments to the Restated Certificate of Incorporation is only a summary of that amendment and is qualified in its entirety by reference to the actual text of Article NINTH, Sections (A) and (B) as proposed to be amended. If adopted, the Declassification Amendment will become effective upon the filing of the Declassification Amendment with the Delaware Secretary of State, which will be done as soon as practicable following the 2018 Annual Meeting. If the shareholders vote to approve the Declassification Amendment, certain conforming changes to the Company’s Bylaws to remove the reference to the classified board of directors structure will be necessary. The Corporate Governance and Nominating Committee and the board of directors has approved those amendments to the Company’s Bylaws, subject to the shareholders voting to approve the Declassification Amendment. The amendment to any Bylaws will be effective upon the amendment to our Restated Certification of Incorporation.

The proposed amendments to the Restated Certificate of Incorporation in Appendix A provides that, once the Board has become declassified, any director may be removed from office at any time, with or without cause by the affirmative vote of at least a majority of the voting power of the then outstanding capital stock entitled to vote on the matter, voting together as a single class.

If the Declassification Amendment is not approved by our shareholders, our board will remain divided into three classes and each director will continue to be elected and serve three-year terms.

The affirmative vote of at least 66⅔% of the outstanding shares of Common Stock is required to approve the amendment to our Restated Certificate of Incorporation to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders.

If our shareholders do not approve the Declassification Amendment, the corresponding amendment to our Bylaws discussed above will not be implemented. Our board of directors recommends that you vote FOR the approval of the amendment to the Restated Certificate of Incorporation to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders. Proxies received in response to this solicitation will be voted FOR the approval of the amendment to the Restated Certificate of Incorporation to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders.

PROPOSAL 4 — RATIFICATION OF APPOINTMENT
OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has selected Deloitte & Touche LLP as the independent registered public accounting firm to audit and report upon the consolidated financial statements of the Company for the fiscal year ending December 30, 2018. Although shareholder ratification of the board’s action in this respect is not required, the board considers it desirable for shareholders to pass upon the selection of auditors and, if the shareholders disapprove of the selection, intends to reconsider the selection of the independent registered public accounting firm for the fiscal year ending December 30, 2018.

A representative of Deloitte & Touche LLP is expected to be present at the 2018 Annual Meeting and will have the opportunity to make a statement if so desired and is expected to be available to respond to appropriate questions from shareholders.

The majority of the shares present at the 2018 Annual Meeting and entitled to vote on the subject matter is required to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018.

The board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018. Proxies received in response to this solicitation will be voted FOR the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 30, 2018 unless otherwise specified in the proxy.

Fees for Professional Services

The following table sets forth the aggregate fees billed to us for the fiscal years ended December 31, 2017 and January 1, 2017 by our independent registered public accounting firm, Deloitte & Touche LLP:

	Fiscal Year Ended,
	December 31, 2017	January 1, 2017
	(Amount in the thousands)
Audit Fees(1)	$703	$756
Audit-Related Fees(2)	—	—
Total Audit and Audit Related Fees	703	756
Tax Fees(3)	—	29

Total	$703	$785

____________

(1)      Audit fees represents the aggregate fees billed or to be billed for professional services rendered for the audit of our annual consolidated financial statements, review of interim quarterly financial statements included in our quarterly reports on Form 10-Q, and for the effectiveness of our internal controls over financial reporting.

(2)      Audit-related fees shown include fees for assurance and related services that are traditionally performed by independent auditors.

(3)      The aggregate tax fees billed for professional services rendered for tax consulting in connection with determining the tax basis in our Taco Cabana brand.

Policy on Audit Committee Pre-Approval of Services Provided by Deloitte & Touche LLP

The Audit Committee has established policies and procedures regarding pre-approval of all services provided by the independent registered public accounting firm. The Audit Committee preapproves all audit and non-audit services provided by the independent registered public accounting firm, other than de minimis non-audit services, and shall not engage the independent registered public accounting firm to perform the specific non-audit services proscribed by law or regulation. The Audit Committee may form one or more subcommittees, each of which shall take such actions as shall be delegated by the Audit Committee; provided, however, the decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

ANNUAL MEETING PROCEDURES

Annual Meeting Admission

Only Fiesta Restaurant Group shareholders or their duly authorized and constituted proxies may attend the 2018 Annual Meeting. Proof of ownership of our common stock must be presented in order to be admitted to the 2018 Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record and you plan to attend the 2018 Annual Meeting in person, you must bring a brokerage statement, the proxy card mailed to you by your bank or broker or other proof of ownership as of the close of business on March 9, 2018, the record date, to be admitted to the 2018 Annual Meeting. Otherwise, proper documentation of a duly authorized and constituted proxy must be presented. This proof can be: a brokerage statement or letter from a broker, bank or other nominee indicating ownership on the record date, a proxy card, or a valid, legal proxy provided by your broker, bank or other nominee.

After the chairman of the meeting opens the 2018 Annual Meeting, further entry will be prohibited. No cameras, recording equipment, electronic devices, large bags, briefcases or packages will be permitted in the 2018 Annual Meeting. The use of mobile phones during the 2018 Annual Meeting is also prohibited. All persons attending the 2018 Annual Meeting will be required to present a valid government-issued picture identification, such as a driver’s license, state-issued ID card or passport, to gain admittance to the 2018 Annual Meeting.

Who Can Vote, Outstanding Shares

Holders of record of our common stock at the close of business on March 9, 2018 may vote at the 2018 Annual Meeting. As of March 9, 2018, we had 27,252,894 shares of our common stock outstanding and each entitled to one vote. A majority, or 13,626,448, of these shares, present in person or represented by proxy at this meeting, will constitute a quorum for the transaction of business.

Voting Procedures

You can vote by attending the 2018 Annual Meeting and voting in person, or you can vote by proxy. If you are the record holder of your stock, you can vote in the following four ways:

•         By Internet: You may vote by submitting a proxy over the Internet. Please refer to the notice, proxy card or voting instruction form provided to you by your broker for instructions of how to vote by Internet.

•         By Telephone: Shareholders located in the United States may vote by submitting a proxy by telephone by calling the toll-free telephone number on your notice, proxy card or voting instruction form and following the instructions.

•         By Mail: If you received proxy materials by mail, you can vote by submitting a proxy by mail by marking, dating, signing and returning the proxy card in the postage-paid envelope.

•         In Person at the 2018 Annual Meeting: If you attend the 2018 Annual Meeting, you may deliver your completed proxy card in person or you may vote by completing a ballot, which we will provide to you at the 2018 Annual Meeting. You are encouraged to complete, sign and date the proxy card and submit your proxy in advance over the Internet, by telephone or by mail regardless of whether or not you plan to attend the 2018 Annual Meeting.

If you hold your shares of common stock in “street name,” meaning such shares are held for your account by a broker, bank or other nominee, then you will receive instructions from such institution or person on how to vote your shares. Your broker, bank or other nominee will allow you to deliver your voting instructions via the Internet and may also permit you to submit your voting instructions by telephone.

Proxy

The shares represented by proxies will be voted in accordance with the directions made thereon at the 2018 Annual Meeting, but if no direction is given and you do not revoke your proxy, your proxy will be voted: FOR the election of the two named director nominees as Class III directors (Proposal 1); FOR, on an advisory basis, the approval of the non-binding resolution on the compensation of the Company’s Named Executive Officers as described in the Proxy Statement under “Executive Compensation,” (Proposal 2); FOR the approval of an amendment to our Restated Certificate of Incorporation, as amended, to declassify our board of directors and to provide for the annual election of all directors beginning with the 2019 Annual Meeting of Shareholders (Proposal 3); and FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the 2018 fiscal year (Proposal 4).

The board is not aware of any matters that are expected to come before the 2018 Annual Meeting other than those described in this Proxy Statement. If any other matter should be presented at the 2018 Annual Meeting upon which a vote may be properly taken, shares represented by all proxies received by the board will be voted with respect thereto at the discretion of the persons named thereon as proxies.

Record Date

Only holders of record of common stock at the close of business on March 9, 2018 will be entitled to notice of and to vote at the 2018 Annual Meeting.

Quorum

A majority of the outstanding shares of common stock, present in person or represented by proxy at the 2018 Annual Meeting, will constitute a quorum for the transaction of business. Votes withheld, abstentions and broker non-votes will be counted as present or represented for purposes of determining the presence or absence of a quorum for this meeting. In the absence of a quorum, the 2018 Annual Meeting may be adjourned by a majority of the votes entitled to be cast represented either in person or by proxy.

Required Vote

As a holder of our common stock, you are entitled to one vote per share on any matter submitted to a vote of the shareholders.

Proposals 1, 2, 4 and 5 will be decided by the affirmative vote of a majority of the votes present in person or represented by proxy. A shareholder over the Internet, by telephone, or by mail can vote “FOR,” “AGAINST” or “ABSTAIN” on these proposals. Each of Proposals 1, 2, 4 and 5 will pass if the total votes cast “for” a given proposal exceed the total number of votes cast “against” and “abstain” on such given proposal.

Approval of Proposal 3 requires the affirmative vote of 66⅔% of the outstanding shares of our common stock.

THE BOARD UNANIMOUSLY RECOMMENDS VOTING
FOR THE ELECTION OF EACH OF THE BOARD’S NOMINEES ON PROPOSAL 1 AND
FOR PROPOSALS 2, 3 and 4.

Abstentions and Broker Non-Votes

If you are a beneficial owner holding your shares in “street name” and you do not provide voting instructions to your bank, broker, trustee or other nominee holding shares of our common stock for you, your shares of common stock will not be voted with respect to any proposal for which the shareholder of record does not have “discretionary” authority to vote. You are deemed to beneficially own your shares in “street name” if your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization. If this is the case, you will receive a separate voting instruction form with this Proxy Statement from such organization. As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares. If you hold your shares in street name and do not provide voting instructions to your broker, bank, trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”). Broker “non-votes” are not counted in the tabulations of the votes cast or present at the meeting and entitled to vote on any of the proposals and therefore will have no effect on the outcome of the proposals.

We encourage you to provide voting instructions on the proxy card or a provided voting instruction form to the bank, broker, trustee or other nominee that holds your shares by carefully following the instructions provided in their notice to you.

Revocability of Proxy

A shareholder of record who has properly executed and delivered a proxy may revoke such proxy at any time before the 2018 Annual Meeting in any of the four following ways:

•         timely complete and return a new proxy card bearing a later date;

•         vote on a later date by using the Internet or telephone;

•         deliver a written notice to our Secretary prior to the 2018 Annual Meeting by any means, including facsimile, stating that your proxy is revoked; or

•         attend the 2018 Annual Meeting and vote in person.

If your shares are held of record by a bank, broker, trustee or other nominee and you desire to vote at the 2018 Annual Meeting, you may change your vote by submitting new voting instructions to your broker in accordance with such broker’s procedures.

Appraisal Rights

Holders of shares of common stock do not have appraisal rights under Delaware law in connection with this proxy solicitation.

Shareholder List

A list of our shareholders as of the close of business on March 9, 2018 will be available for inspection during business hours for ten days prior to the 2018 Annual Meeting at our principal executive offices located at 14800 Landmark Boulevard, Suite 500, Dallas, TX 75254.

Communications with the Board

Any shareholder or other interested party who desires to communicate with the chair of our board of directors or any of the other members of the board of directors may do so by writing to: Board of Directors, c/o Stacey Rauch, Chair of the Board of Directors, Fiesta Restaurant Group, Inc., 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254 or through the Company’s website, www.frgi.com, under the Investor Relations link. Communications may be addressed to the Chair of the board, an individual director, a board committee, the non-management directors, or the full board. Communications will then be distributed to the appropriate directors unless the Chair determines that the information submitted constitutes “spam,” offensive or inappropriate material, and/or communications offering to buy or sell products or services.

Other Matters

If you have any questions, or if you need additional copies of the proxy materials, please contact Maria C. Mayer, Senior Vice President, General Counsel & Secretary by mail at 7255 Corporate Center Dr., Suite C, Miami Florida 33126 or by telephone at (305) 670-7696.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2018 ANNUAL MEETING TO BE HELD ON MAY 2, 2018: THE PROXY STATEMENT FOR THE 2018 ANNUAL MEETING AND OUR 2017 ANNUAL REPORT ARE AVAILABLE FREE OF CHARGE AT WWW.PROXYVOTE.COM.

OTHER INFORMATION

Costs of Solicitation

We are required by law to convene an annual meeting of shareholders at which directors are elected. Because our shares are widely held, it would be impractical for our shareholders to meet physically in sufficient numbers to hold a meeting. Accordingly, the Company is soliciting proxies from our shareholders. United States federal securities laws require us to send you this Proxy Statement, and any amendments and supplements thereto, and to specify the information required to be contained in it. The Company will bear the expenses of calling and holding the 2018 Annual Meeting and the solicitation of proxies therefor. These costs will include, among other items, the expense of preparing, assembling, printing and mailing the proxy materials to shareholders of record and beneficial owners, and reimbursements paid to brokerage firms, banks and other fiduciaries for their reasonable out-of pocket expenses for forwarding proxy materials to shareholders and obtaining beneficial owner’s voting instructions. In addition to soliciting proxies by mail, directors, officers and employees may solicit proxies on behalf of the board, without additional compensation, personally or by telephone. We may also solicit proxies by email from shareholders who are our employees or who previously requested to receive proxy materials electronically.

Other Matters

Shareholder proposals intended for inclusion in our proxy statement relating to the Annual Meeting of Shareholders in 2019 must be received by us no later than November 24, 2018. Any such proposal must comply with Rule 14a-8 of Regulation 14A of the proxy rules of the SEC. The proxy or proxies designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2018 Annual Meeting of Shareholders but not submitted for inclusion in the proxy materials for such meeting unless notice of the matter is received by us on or prior to February 7, 2019 and certain other conditions of the applicable rules of the SEC are satisfied. Under our Bylaws, proposals of shareholders not intended for inclusion in the proxy statement, but intended to be raised at our regularly scheduled Annual Meeting of Shareholders to be held in 2019, including nominations for election as directors of persons other than nominees of the board of directors, must be received by us not more than the 120 days prior to the 2019 Annual Meeting of Shareholders and no later than the later of (i) the close of business on the 90th day prior to the 2019 Annual Meeting of Shareholders, and (ii) the 10th day following the day on which public announcement of the date of the 2019 Annual Meeting of Shareholders is first made by us. Such proposals must comply with the procedures outlined in our Bylaws, which may be found on our website www.frgi.com or a copy of which is available upon request from the Secretary of the Company, 14800 Landmark Boulevard, Suite 500, Dallas, Texas 75254.

We will bear the cost of preparing, assembling, and mailing the form of proxy, this Proxy Statement and other material which may be sent to shareholders in connection with this solicitation and all costs associated with delivering our proxy materials to shareholders. In addition to solicitation of proxies by use of the Internet, telephone, and mail, our directors, officers, and employees (who will receive no compensation therefore in addition to their regular remuneration) may solicit the return of proxies by telephone, telegram, or personal interview.

We will request banks, brokerage houses, and other custodians, nominees, and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. We may reimburse such banks, brokerage houses, and other custodians, nominees, and fiduciaries for their expenses in connection therewith.

COPIES OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED December 31, 2017, TOGETHER WITH FINANCIAL STATEMENTS AND SCHEDULES, AS FILED WITH THE SEC ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST ADDRESSED TO MARIA C. MAYER, SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY, FIESTA RESTAURANT GROUP, INC., 7255 Corporate center dr., suite c, miami, florida 33126 OR telephonic REQUEST TO MS. MAYER at (305) 670-7696.

Our board of directors does not intend to present, and does not have any reason to believe that others intend to present, any matter of business at the 2018 Annual Meeting other than those set forth in this proxy statement. However, if other matters properly come before the 2018 Annual Meeting, it is the intention of the persons named in the enclosed form of proxy to vote any proxies in accordance with their judgment.

WE ENCOURAGE YOU TO AUTHORIZE YOUR PROXY ELECTRONICALLY BY GOING TO THE WEBSITE WWW.PROXYVOTE.COM OR BY CALLING THE TOLL-FREE NUMBER (FOR RESIDENTS OF THE UNITED STATES AND CANADA) LISTED ON YOUR PROXY CARD. PLEASE HAVE YOUR NOTICE OR PROXY CARD IN HAND WHEN GOING ONLINE OR CALLING. IF YOU AUTHORIZE YOUR PROXY ELECTRONICALLY OVER THE INTERNET OR BY CALLING THE TOLL-FREE NUMBER, YOU DO NOT NEED TO RETURN YOUR PROXY CARD. IF YOU CHOOSE TO AUTHORIZE YOUR PROXY BY MAIL, SIMPLY MARK YOUR PROXY CARD, AND THEN DATE, SIGN AND RETURN IT IN THE POSTAGE-PAID ENVELOPE PROVIDED.

By order of the Board of Directors,

Maria C. Mayer
Senior Vice President, General Counsel & Secretary

7255 Corporate Center Dr.

Suite C

Miami, Florida 33126

March 23, 2018

APPENDIX a

Amendment to The Restated Certificate of Incorporation

Article NINTH

(A) The business and affairs of the Corporation shall be managed by or under the direction of the Board which shall consist of not less than three directors, the exact number of directors to be determined from time to time by resolution adopted by an affirmative vote of a majority of the Board. The directors shall be elected at each annual meeting of stockholders for a term expiring at the next succeeding annual meeting of stockholders and each director shall remain in office until his or her successor shall have been duly elected and qualified, or until his or her prior death, resignation, retirement, disqualification or removal from office. ~~divided into three classes designated Class I, Class II and Class III. Each class shall consist, as nearly as possible, of one-third of the total number of directors constituting the entire Board. Class I directors shall be originally elected for a term expiring at the first annual meeting of stockholders occurring after the Effective Time, Class II directors shall be originally elected for a term expiring at the second succeeding annual meeting of stockholders, and Class III directors shall be originally elected for a term expiring at the third succeeding annual meeting of stockholders. At each such succeeding annual meeting of stockholders, successors to the class of directors whose term expires at that annual meeting~~ The directors shall be elected by an affirmative vote of a majority of the votes cast with respect to such nominee at any meeting for the election of directors at which a quorum is present, provided that if the number of nominees exceeds the number of directors to be elected, the directors shall be elected by a plurality of the votes of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. In an election of directors, a majority of the votes cast means that the number of votes cast “for” a nominee must exceed 50% of the votes cast with respect to such nominee (excluding abstentions). If the number of directors is changed, ~~any increase or decrease shall be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a newly created directorship resulting from an increase in such class shall hold office for a term that shall coincide with the remaining term of that class, but~~ in no case shall a decrease in the number of directors remove or shorten the term of any incumbent director. ~~A director shall hold office until the annual meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement, disqualification or removal from office. Any newly~~ Subject to the rights of holders of the Preferred Stock, any newly created directorship on the Board that results from an increase in the number of directors or any vacancies in the Board resulting from death, resignation, retirement, disqualification or removal (whether or not for cause) from office or any other cause shall be filled only by a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director so elected to fill a vacancy in the Board resulting from death, resignation, disqualification or removal from office or any other cause shall have the same remaining term as that of his predecessor. Directors may be removed ~~only for~~ with or without cause~~, and either~~ by ~~majority of the entire Board or~~ the affirmative vote of the holders of at least ~~sixty-six and two-thirds percent (66 ⅔%)~~ a majority of the voting power of the outstanding Voting Stock entitled to vote thereon, voting together as a single class.

(B) Notwithstanding the foregoing, whenever the holders of any one or more series of Preferred Stock issued by the Corporation shall have the right, voting separately as a series or separately as a class with one or more such other series, to elect directors at an annual or special meeting of stockholders, the election, term of office, removal, filling of vacancies and other features of such directorships shall be governed by the terms of this Certificate of Incorporation as then in effect (including any Preferred Stock Designation) applicable thereto~~, and such directors so elected shall not be divided into classes pursuant to this Article Ninth unless expressly provided by such terms.~~

FIESTA
RESTAURANT GROUP, INC.

FIESTA RESTAURANT GROUP, INC.
ATTN: MARIA C. MAYER, SVP/GC/SECRETARY
14800 LANDMARK BOULEVARD, SUITE 500
DALLAS, TX 75254

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E39952-P04413

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FIESTA RESTAURANT GROUP, INC.

The Board of Directors recommends you vote FOR items 1, 2, 3 and 4:

1. To elect as Class III Directors of Fiesta Restaurant Group, Inc., the nominees below:

Nominees:	For	Against	Abstain
1a. Nicholas Daraviras	☐	☐	☐
1b. Richard Stockinger	☐	☐	☐

5. In their discretion, upon such other business that may properly come before the meeting or any adjournment or adjournments thereof.

NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s). **If no such direction is made, this proxy will be voted FOR items 1, 2, 3 and 4.** If any other matters properly come before the meeting, the stockholder(s) named in this proxy will vote in their discretion.

These items of business are more fully described in the Proxy Statement. Only stockholders of record on March 9, 2018 may vote at the meeting or any adjournment thereof. To vote by Internet, go to www.proxyvote.com.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date